UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6 TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EDEN ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	1221	98-0199981
State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
inception or organization	Classification Code Number)	Identification No.)

Suite 1680, 200 Burrard Street, Vancouver, British Columbia, Canada V6C 3L6
(604) 693-0179
(Address and telephone number of registrant’s principal executive offices)

William Macdonald, Esq.
Macdonald Tuskey
Suite 1210 - 777 Hornby Street,
Vancouver, British Columbia, Canada V6Z 1S4
Telephone: 604.689.1022
Fax: 604.681.4760
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration
Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities
Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering. [   ]

Indicate by check mark whether the registrar is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and
“smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (US$)	Amount of registration fee(4)
Common Stock to be offered for resale by selling stockholders	75,000	$5.29	$396,750.00	$15.59
Common Stock to be offered for resale by selling stockholders upon conversion of 6% convertible promissory notes	633,821(2)	$5.29	$3,352,913.09	$131.77
Common Stock to be offered for resale by selling stockholders upon exercise of series A warrants	1,176,120(3)	$5.29	$6,221,674.80	$244.51
Total Registration Fee				$391.87

(1)           In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)           Represents shares of common stock that may be issued upon the conversion of principal, and shares of common stock issued in payment of interest under the 6% convertible promissory notes. Principal under the convertible promissory notes in the aggregate principal amount of $9,075,000 may be converted by the holder in whole or in part and from time to time at a conversion price of $4.32 per share into up to 2,100,694 shares of common stock of which 2,520,833, or 120% is being registered herein.

(3)           Represents common stock that may be issued upon the exercise of outstanding Series A purchase warrants issued to the holders of 6% convertible promissory notes in the August 25, 2005 private placement. The warrants are exercisable until August 25, 2008 at an exercise price of $5.04 per share, subject to adjustment in accordance with their terms. (Includes 87,120 broker’s warrants exercisable under the same terms).

(4)           Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on September 23, 2005.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE: DE-REGISTRATION OF SHARES OF COMMON STOCK

Eden Energy Corp. has previously filed registration statement no. 333128649 to register shares of its common stock issuable upon conversion of certain convertible notes and issuable upon exercise of certain share purchase warrants held by certain selling stockholders. Pursuant to Rule 429 of the Securities Act of 1933, as amended, this registration statement also serves as a post-effective amendment to that prior registration statement (Registration Statement No. 333-128649). This registration statement eliminates shares underlying convertible notes for those selling stockholders who have entered into amended convertible notes and to whom our company no longer has registration obligations in regards to any shares issuable under such amended convertible notes. As a result, 3,249,279 shares have been removed from this registration statement. None of these shares have been sold pursuant to this registration statement.

PROSPECTUS

Subject to Completion
____________, 2008

EDEN ENERGY CORP.
A NEVADA CORPORATION

SHARES OF COMMON STOCK OF EDEN ENERGY CORP.
_________________________________

          The prospectus relates to the resale by certain selling stockholders of Eden Energy Corp. of up to 1,884,941 shares of our common stock in connection with the resale of:

- 75,000 shares of our common stock issued to a certain selling stockholder after an exercise of share purchase warrants;

- up to 633,821 shares of our common stock which may be issued to certain selling stockholders upon the conversion of principal, or shares of common stock issued in payment of interest, under the 6% convertible promissory notes; and

- up to 1,176,120 shares of common stock issuable to certain selling stockholders assuming the exercise of outstanding common Series A share purchase warrants issued in connection with the private placement of the 6% convertible promissory notes. (Including 87,120 broker’s warrants exercisable under the same terms).

          The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is quoted on the OTC Bulletin Board under the symbol "EDNE". On April 24, 2008, the closing bid price for one share of our common stock on the OTC Bulletin Board was $0.71.

          Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 6 before investing in our common stock.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The information in this prospectus is not complete and may be changed. The selling stockholder may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ___________________, 2008.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

          As used in this prospectus, the terms "we", "us", "our", and "Eden" mean Eden Energy Corp., unless otherwise indicated.

          All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

          We are an exploration stage oil and gas company engaged in the exploration for petroleum and natural gas in the State of Nevada and in Alberta, Canada. We also are engaged in a development drilling program for natural gas in the State of Colorado. Our principal executive offices are located at Suite 1680, 200 Burrard Street, Vancouver, British Columbia, Canada, V6C 3L6. Our telephone number is (604) 693-0179. We maintain a website at www.edenenergycorp.com. Information contained on our website does not form part of this prospectus.

Number of Shares Being Offered

          The prospectus relates to the resale by certain selling stockholders of Eden Energy Corp. of up to 1,884,941shares of our common stock in connection with the resale of:

- 75,000 shares of our common stock issued to a certain selling stockholder after an exercise of share purchase warrants;

- up to 633,821 shares of our common stock which may be issued to certain selling stockholders upon the conversion of principal, or shares of common stock issued in payment of interest, under the 6% convertible promissory notes; and

- up to 1,176,120 shares of common stock issuable to certain selling stockholders assuming the exercise of outstanding common Series A share purchase warrants issued in connection with the private placement of the 6% convertible promissory notes. (Including 87,120 broker’s warrants exercisable under the same terms).

          The selling stockholders may sell these shares of common stock in the public market or through privately negotiated transactions or otherwise. The selling shareholders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled "Plan of Distribution".

Number of Shares Outstanding

          There were 48,840,577 shares of our common stock issued and outstanding as at May 1, 2008.

Use of Proceeds

          We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders, although we could receive proceeds of up to $10,236,000 if all of the share purchase warrants are exercised. We will incur all costs associated with this registration statement and prospectus. We conducted a private placement in August of 2005 to the selling stockholders listed herein, for gross proceeds of $9,075,000. These proceeds have been used primarily to implement our growth strategy in our oil and gas exploration operations located in the State of Nevada.

Summary of Financial Data

          The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended December 31, 2007 and 2006, including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis" beginning on page 31 of this prospectus.

	For the period ended March 31, 2008	For the year ended December 31, 2007	For the year ended December 31, 2006
Revenue	$438,921	$62,254	Nil
Net Income (Loss) for the Period	$(4,062,148)	$(1,326,607)	$(6,182,449)
Loss Per Share - basic and diluted	$(0.09)	$(0.03)	$(0.15)
	As at March 31, 2008	As at December 31, 2007	As at December 31, 2006
Working Capital (Deficiency)	$8,405,159	$17,673,533	$23,612,368
Total Assets	$36,975,119	$39,739,216	$36,843,595
Total Number of Issued Shares of Common Stock	48,003,791	42,763,326	42,188,195
Deficit accumulated prior to the exploration stage	$(555,139)	$(155,139)	$(555,139)
Deficit accumulated during the exploration stage	$(17,490,911)	$(13,428,763)	$(12,102,064)
Total Stockholders' Equity	$30,693,643	$28,991,669	$29,032,990

RISK FACTORS

          An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that we are currently aware of that are facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO THIS OFFERING

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize the current trading price of our common stock.

          Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 48,840,577 shares of common stock issued and outstanding as of May 1, 2008. When this post-effective registration statement is declared effective, the selling stockholders may be reselling up to 3,116,460 shares of our common stock, not including any shares acquired on the exercise of share purchase warrants. As a result of such registration statement, a substantial number of our shares of common stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

          To the extent any of the selling stockholders exercise any of their share purchase warrants, and then resell the shares of common stock issued to them upon such exercise, the price of our common stock may decrease due to the additional shares of common stock in the market.

          Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Trading on the OTC Bulletin Board may be sporadic because it is not a stock exchange, and stockholders may have difficulty reselling their shares.

          Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the company's operations or business prospects. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex. Accordingly, you may have difficulty reselling any of the shares you purchase from the selling stockholders.

Some holders of our securities may have the right to rescind their purchases. If these security holders exercise their right to rescind their purchases, our operations will be materially adversely affected due to the costs associated with such rescission.

          Between January and April of 2008 we issued shares of our common stock on conversion of amended convertible notes to certain of the selling stockholders listed herein. The securities sold did not have a registration statement on file with the SEC, as the post effective amendment that had been filed in regards to the share underlying the notes had been filed and was pending. The federal securities laws require registration of securities unless an appropriate exemption from the registration requirements of those laws is available. If an exemption did not exist for the sale of these securities, we may have violated the registration requirements. If so, subsequent purchasers of these shares could seek rescission of their purchase and recover money paid for the securities. We make no admission of any violation of federal securities laws and no investor has sought rescission of any purchase. The Securities Act of 1933, as amended, requires that any claim for rescission be brought within one year of the alleged violation. The time periods within which claims for rescission must be brought under state securities laws vary and may be two years or more from the date of the alleged violation. Further, we cannot assure you that courts will not apply equitable or other doctrines to extend the period within which purchasers may bring their claims. If any security holders exercise their right to rescind their purchases, our operations will be materially adversely affected as the costs associated with any rescission may be high.

          Should federal or state securities regulators deem it necessary to bring administrative or legal actions against us based upon these disclosures, the defense of any enforcement action is likely to be costly, distracting to our management and if unsuccessful could result in the imposition of significant penalties. The filing of a claim for rescission or enforcement action against us or our officers or directors could materially and adversely impact our stock price, generate significant adverse publicity that materially affects our sales and materially impair our ability to raise capital through future sales of our securities.

RISKS RELATED TO OUR BUSINESS

We have had negative cash flows from operations.

          To date we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements and have incurred losses totaling approximately $4,062,148 for the period ending March 31, 2008 and cumulative losses of $18,046,050 from inception to March 31, 2008, of which $17,490,911 related to our current business of oil and gas exploration, and $555,139 related to the early technology business prior to business change. As of March 31, 2008, we had working capital of

$8,405,159 as a result of past financing activities. We do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

- drilling and completion costs for further wells increase beyond our expectations; or

- we encounter greater costs associated with general and administrative expenses or offering costs.

          The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans.

          We will depend almost exclusively on outside capital to pay for the continued exploration and development of our properties. Such outside capital may include the sale of additional stock and/or commercial borrowing. Capital may not continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

          If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

          A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

We have a history of losses and fluctuating operating results.

          From inception through to March 13, 2008, we have incurred aggregate losses of approximately $18,046,050 of which $17,490,911 related to our current business of oil and gas exploration, and $555,139 related to the early technology business prior to business change. Our loss from operations for the quarter ended March 31, 2008 was $4,230,547. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will purchase our services, the size of customers’ purchases, the demand for our services, and the level of competition and general economic conditions. If we cannot generate positive cash flows in the future, or raise sufficient financing to continue our normal operations, then we may be forced to scale down or even close our operations. Until such time as we generate substantial revenues, we expect an increase in development costs and operating costs. Consequently, we expect to incur further operating losses and negative cash flow until our properties enter commercial production at higher rates.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

          We have a limited history of revenues from operations and have limited tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and must be considered in the development stage. The success of our company is significantly dependent on a successful acquisition, drilling, completion and/or production program. Our company’s operations are and will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Trading of our stock may be restricted by the SEC's "Penny Stock" regulations which may limit a stockholder's ability to buy and sell our stock.

          The U.S. Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of, our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder's ability to buy and sell our stock.

          In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Trading in our common shares on the OTC Bulletin Board is limited and sporadic making it difficult for our shareholders to sell their shares or liquidate their investments

          Our common shares are currently listed for public trading on the OTC Bulletin Board. The trading price of our common shares has been subject to wide fluctuations. Trading prices of our common shares may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common shares will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common shares, regardless of our operating performance.

          In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

          Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of our development. We are engaged in the business of exploring and only recently have begun developing commercial reserves of oil and gas. Our properties with the exception of Colorado are in the exploration stage only and are without known reserves of oil and gas. Accordingly, we have not generated significant revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate significant revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and developing economic reserves of oil and gas, which itself is subject to numerous risk factors as set forth herein. Since we have not generated significant revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

As our properties are in the exploration and development stage there can be no assurance that we will establish commercial discoveries on our exploration properties.

          Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few properties that are explored are ultimately developed into producing oil and/or gas wells. Our properties are in the exploration and development stage only and with the exception of Colorado are without proven reserves of oil and gas. We may not establish commercial discoveries on any of our exploration properties.

The potential profitability of oil and gas ventures depends upon factors beyond the control of our company.

          The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

          Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

Competition in the oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring leases we may require.

          The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed. Acreage may not become available or if it is available for leasing we may not be successful in acquiring the leases. There are other competitors that have operations in the Nevada, Northern Alberta and Colorado areas and the presence of these competitors could adversely affect our ability to acquire additional leases and/or equipment as required.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

          The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

          Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which it may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

          In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

          We believe that our operations comply, in all material respects, with all applicable environmental regulations.

          Our operating partners maintain insurance coverage customary to the industry; however, we are not fully insured against all possible environmental risks.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

          Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

          The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

          The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

Our By-laws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

          Our By-laws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

Investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities.

          Our constating documents authorize the issuance of 100,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001. In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Our By-laws do not contain anti-takeover provisions which could result in a change of our management and directors if there is a take-over of our company.

          We do not currently have a shareholder rights plan or any anti-takeover provisions in our By-laws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company, which may result in a change in our management and directors.

As a result of a majority of our directors and officers are residents of other countries other than the United States, investors may find it difficult to enforce, within the United States, any judgments obtained against our company or our directors and officers.

          Other than our satellite operations office in Colorado, we do not currently maintain a permanent place of business within the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our company or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

          Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

          This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 6 to 12, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

          While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

THE OFFERING

          The prospectus relates to the resale by certain selling stockholders of Eden Energy Corp. of up to 1,884,941shares of our common stock in connection with the resale of:

- 75,000 shares of our common stock issued to a certain selling stockholder after an exercise of share purchase warrants;

- up to 633,821 shares of our common stock which may be issued to certain selling stockholders upon the conversion of principal, or shares of common stock issued in payment of interest, under the 6% convertible promissory notes; and

- up to 1,176,120 shares of common stock issuable to certain selling stockholders assuming the exercise of outstanding common Series A share purchase warrants issued in connection with the private placement of the 6% convertible promissory notes. (Including 87,120 broker’s warrants exercisable under the same terms).

          The selling stockholders may sell these shares of common stock in the public market or through privately negotiated transactions or otherwise. The selling shareholders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled "Plan of Distribution".

USE OF PROCEEDS

          The shares of common stock offered hereby are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders, although we could receive proceeds of up to $10,236,000 if all of the share purchase warrants are exercised. We will, however, incur all costs associated with this registration statement and prospectus.

SELLING STOCKHOLDERS

          The selling stockholders may offer and sell, from time to time, any or all of the common stock issued to them upon conversion of, or in payment of interest under, the 6% convertible promissory notes, upon conversion of the option notes, or upon exercise of the series A share purchase warrants. Because the selling stockholders may offer all or only some portion of the 1,884,941shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

          The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of March 26, 2008, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholder. With the exception of H.C. Wainwright & Co., Inc., none of the selling stockholders is a broker-dealer, or an affiliate of a broker-dealer to our knowledge.

Name of Selling Stockholder and Position, Office or Material Relationship with Eden	Common Shares Owned by the Selling Security Holders	Number of Shares Issuable Upon Exercise of Conversion or Purchase Rights and forming part of this offering(2)	Total Shares Registered	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
				# of Shares	% of Class
RAB Special Situations (Master) Fund Ltd.(3)	2,157,687	400,000	400,000	2,157,687	4.49%
Cranshire Capital LP(4)	Nil	25,000	25,000	Nil	0%
Douglas Campbell Jr.	3,466	117,231	117,231	3,466	0.01%
SDS Capital Group SPC, Ltd. (5)	726,667	50,000	50,000	726,667	1.51%
Nite Capital LP(6)	Nil	50,000	50,000	Nil	0%
Omicron Master Trust(7)	Nil	145,071	145,071	Nil	0%
Capital Ventures International(8)	Nil	50,000	50,000	Nil	0%
Crestview Capital Master, LLC(9)	Nil	62,500	62,500	Nil	0%
Double U Master Fund LP(10)	75,000	Nil	75,000	Nil	0%
Iroquois Master Fund Ltd. (11)	Nil	145,039	145,039	Nil	0%
JGB Capital L.P. (12)	Nil	284,077	284,077	Nil	0%
Enable Growth Partners LP(13)	Nil	200,654	200,654	Nil	0%
Enable Opportunity Partners LP(14)	Nil	89,423	89,423	Nil	0%
H.C. Wainwright & Co., Inc. (15)	Nil	40,112	40,112	Nil	0%
John R. Clarke	Nil	15,440	15,440	Nil	0%
Scott F. Koch	Nil	15,440	15,440	Nil	0%
Energy Equities, Inc. (16)	Nil	768	768	Nil	0%
Ocean Equities Ltd. (17)	Nil	15,360	15,360	Nil	0%
Rockmore Investment Master Fund LLC(18)	Nil	15,838	15,838	Nil	0%
Portside Growth and Opportunity Fund (19)	Nil	87,988	87,988	Nil	0%
TOTALS	2,895,320	1,809,941	1,884,941	2,887,820

(1)           Assumes all of the shares of common stock offered are sold. Based on 48,840,577 common shares issued and outstanding on May 1, 2008.

(2)           Represents common stock that potentially may be issued: (a) upon the conversion of principal, and shares of common stock issued in payment of interest, under the 6% convertible promissory notes; and (b) common stock that may be issued upon the exercise of series A share purchase warrants issued to the holders of the 6% convertible promissory notes and exercisable until August 25, 2008 at an exercise price of $5.04 per share, subject to adjustment in accordance with their terms. Pursuant to the note and warrant purchase agreements entered into between our company and each investor, we have reserved 120% of the number of shares of common stock otherwise issuable under the notes, option notes and warrants to provide for adjustments as may be required under those instruments. See "Description of Securities to be Registered" for further details on the terms of the 6% convertible promissory notes and the related option notes and warrants.

(3)           Ronan Daly, the Director of RAB Special Situations LP the General Partner of RAB Special Situations (Master) Fund Ltd., exercises dispositive and voting power with respect to the shares of common stock that RAB Special Situations (Master) Fund Ltd. owns, or that it may acquire on exercise of the share purchase warrants.

(4)           Mitchell P. Kopin, President of Downsview Capital Inc., the general partner of Cranshire Capital LP, exercises dispositive and voting power with respect to the shares of common stock that Cranshire Capital LP owns, or that it may acquire on exercise of the share purchase warrants.

(5)           SDS Management LLC, the general partner of SDS Capital Group SPC, Ltd., exercises dispositive and voting power with respect to the shares of common stock that SDS Capital Group SPC, Ltd. owns, or that it may acquire on exercise of the share purchase warrants. Steven Derby is the managing member of SDS Management LLC.

(6)           Keith Goodman, Manager of the General Partner of Nite Capital LP, exercises dispositive and voting power with respect to the shares of common stock that Nite Capital LP owns, or that it may acquire on exercise of the share purchase warrants.

(7)           Omicron Capital, L.P., a Delaware limited partnership (“Omicron Capital”), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda (“Omicron”), Omicron Capital, Inc., a Delaware corporation (“OCI”), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited (“Winchester”) serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock. As of the date of this Prospectus Supplement No. 2, Mr. Olivier H. Morali, an officer of OCI, and Mr. Bruce T. Bernstein, a consultant to OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions with respect to the shares of our common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our common stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. Omicron and Winchester are not “affiliates” of one another, as that term is used for purposes of the Exchange Act or of any other person named in this prospectus as a selling stockholder. No person or “group” (as that term is used in Section 13(d) of the Exchange Act or the SEC’s Regulation 13D-G) controls Omicron and Winchester.

(8)           Heights Capital Management, Inc., the authorized agent of Capital Ventures International ("CVI"), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares.

(9)           Stewart R. Flink, Robert Hoyt and Daniel I. Warsh, the managing partners of Crestview Capital Master, LLC, exercise dispositive and voting power with respect to the shares of common stock that Crestview Capital Master, LLC owns, or that it may acquire on exercise of the share purchase warrants.

(10)           Double U Master Fund L.P. is a master fund in a master-feeder structure with B&W Equities, LLC as its general partner, Isaac Winehouse is the manager of B&W Equities, LLC and Mr. Winehouse has ultimate responsibility of trading with respect to Double U Master Fund L.P. Mr. Winehouse disclaims beneficial ownership of the shares being registered hereunder.

(11)           Joshua Silverman, Managing Member of Iroquois Master Fund Ltd., exercises dispositive and voting power with respect to the shares of common stock that Iroquois Master Fund Ltd. owns, or that it may acquire on exercise of the share purchase warrants.

(12)           Brett Cohen of JGB Capital L.P., exercises dispositive and voting power with respect to the shares of common stock that JGB Capital L.P. owns, or that it may acquire on exercise of the share purchase warrants.

(13)           Miteh Levine, the Managing Partner of Enable Growth Partners LP, exercises dispositive and voting power with respect to the shares of common stock that Enable Growth Partners LP owns, or that it may acquire on exercise of the share purchase warrants.

(14)           Miteh Levine, the Managing Partner of Enable Opportunity Partners LP, exercises dispositive and voting power with respect to the shares of common stock that Enable Opportunity Partners LP owns, or that it may acquire on exercise of the share purchase warrants.

(15)           H.C. Wainwright & Co., Inc., is a registered broker-dealer. The company issued these warrants to HCW as partial compensation for HCW’s services as placement agent in connection with the transaction, and HCW acquired the HCW warrants in the ordinary course of business. At the time of HCW’s acquisition of the warrants, HCW did not have any agreements, understandings, or arrangements with any persons, either directly or indirectly, to distribute the warrants or shares of common stock underlying the warrants. John Clarke exercises sole dispositive and voting control over all of the securities owned by HCW. By virtue of such control, John Clarke may be deemed to beneficially own the outstanding common stock beneficially owned by HCW.

(16)           David Snow exercises dispositive and voting power with respect to the shares of common stock that Energy Equities, Inc. owns, or that it may acquire on exercise of the share purchase warrants.

(17)           Guy Wilkes, the managing director of Ocean Equities Ltd., exercises dispositive and voting power with respect to the shares of common stock that Ocean Equities Ltd. owns, or that it may acquire on exercise of the share purchase warrants.

(18)           Rockmore Capital, LLC (“Rockmore Capital”) and Rockmore Partners, LLC (“Rockmore Partners”), each a limited liability company formed under the laws of the State of Delaware, serve as the investment manager and general partner, respectively, to Rockmore Investments (US) LP, a Delaware limited partnership, which invests all of its assets through Rockmore Investment Master Fund Ltd., an exempted company formed under the laws of Bermuda (“Rockmore Master Fund”). By reason of such relationships, Rockmore Capital and Rockmore Partners may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Rockmore Capital and Rockmore Partners disclaim beneficial ownership of such shares of our common stock. Rockmore Partners has delegated authority to Rockmore Capital regarding the portfolio management decisions with respect to the shares of common stock owned by Rockmore Master Fund and, as of September 30, 2006, Mr. Bruce T. Bernstein and Mr. Brian Daly, as officers of Rockmore Capital, are responsible for the portfolio management decisions of the shares of common stock owned by Rockmore Master Fund. By reason of such authority, Messrs. Bernstein and Daly may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Messrs. Bernstein and Daly disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. No person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC’s Regulation 13D-G) controls Rockmore Master Fund.

(19)           Ramius Capital Group, L.L.C. ("Ramius Capital") is the investment adviser of Portside Growth and Opportunity Fund ("Portside") and consequently has voting control and investment discretion over securities held by Portside. Ramius Capital disclaims beneficial ownership of the shares held by Portside. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

The investment advisor to Portside Growth and Opportunity Fund is Ramius Capital Group, L.L.C. An affiliate of Ramius Capital Group, L.L.C. is a NASD member. However, this affiliate will not sell any shares purchased in this offering by Portside Growth and Opportunity Fund and will receive no compensation whatsoever in connection with sales of shares purchased in this transaction.

          We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

          The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (currently the National Association of Securities Dealers OTC Bulletin Board in the United States, in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a)           block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)           purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c)           an exchange distribution in accordance with the rules of the applicable exchange;

(d)           ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e)           privately negotiated transactions;

(f)           market sales (both long and short to the extent permitted under the federal securities laws);

(g)           at the market to or through market makers or into an existing market for the shares;

(h)           through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(i)           a combination of any of the aforementioned methods of sale.

          In the event of the transfer by any of the selling stockholders of its share purchase warrants or common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

          In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

          The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

          From time to time, any of the selling stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

          To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

          We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

          All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

          Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

PRIVATE PLACEMENTS

August 25, 2005 Private Placement

          Effective August 25, 2005 we entered into subscription agreements with 13 investors (the Selling Stockholders herein), whereby we issued a total of $9,075,000 of 6% convertible promissory notes and 907,500 Series A Share purchase warrants to 13 investors. The notes, due August 25, 2008, may be converted into shares of common stock on the basis of one share of common stock for every $5.00 (adjusted to $4.32) in value of notes. The warrants are exercisable into shares of common stock at an exercise price of $6.00 (adjusted to $5.04) per share until August 25, 2008. Each investor is entitled to 50% of the number of shares of common stock underlying the notes. The investors also received an option to make an additional investment of up to 30% of their original investment for 180 days after August 25, 2005 on the same terms, which has expired.

          In addition, we issued 72,600 broker’s warrants to 5 brokers, issued on the same terms as the investors’ warrants, representing 4% of the aggregate number of shares of our common stock under the offering and a cash placement fee of 6% of the gross proceeds of the offering for brokerage services in the transaction. We have reserved a total of 87,120 broker’s warrants, which number represents 120% of the number of shares of common stock otherwise issuable under the broker’s warrants.

          Pursuant to the note and warrant purchase agreements entered into by our company and each investor, we have reserved 120% of the number of shares of common stock otherwise issuable under the notes and warrants to provide for adjustments as may be required under those instruments.

          On January 17, 2008, we entered into a Note and Warrant Amendment Agreement with four of the Note and Warrant holders (accredited investors), whereby we amended the terms of the 6% Convertible Promissory

Notes due August 25, 2008. In regards to the Notes and Warrants held by these investors, pursuant to the Note and Warrant Amendment Agreement, the Conversion Price for the Notes has been amended to $0.50 (86% of the closing bid of the last 5 trading days 2007), the term of their Warrants has been amended to expire on August 25, 2009 and the exercise price of the Warrants has been amended to $1.00, unless the Warrants are exercised within 30 business days of the closing date of the Note and Warrant Amendment Agreement dated January 17, 2008, in which case the exercise of the Warrants shall be $0.50. A total of $1,217,849 of principle and accrued interest has been converted at a price of $0.50 into 2,435,698 shares of our common stock. We paid a cash commission of 3% of the gross proceeds for brokerage services in the transaction. Finally, the definition of “Registrable Securities” in the Registration Rights Agreement has been amended to mean the shares of common stock issuable upon the exercise of the Warrants.

          On February 8, 2008, we entered into a Note and Warrant Amendment Agreement with one of the Note and Warrant holders (an accredited investor), whereby we amended the terms of the 6% Convertible Promissory Notes due August 25, 2008. In regards to the Note and Warrant held by the investor, pursuant to the Note and Warrant Amendment Agreement, the Conversion Price for the Note has been amended to $0.50 (86% of the closing bid of the last 5 trading days 2007), the term of the Warrant has been amended to expire on August 25, 2009 and the exercise price of the Warrant has been amended to $1.00, unless the Warrant is exercised within 30 business days of the closing date of the Note and Warrant Amendment Agreement dated February 8, 2008, in which case the exercise of the Warrant shall be $0.50. Finally, the definition of “Registrable Securities” in the Registration Rights Agreement has been amended to mean the shares of common stock issuable upon the exercise of the Warrants.

          On February 11, 2008, RAB Special Situations (Master) Fund Limited converted a portion of their investment, namely $1,001,550 in principal and interest at a price of $0.50 into 2,003,100 shares of our common stock. We paid a cash commission of 3% of the gross proceeds for brokerage services in the transaction. Given our recent adjustments to the Note Conversion Price for certain holders of the Notes as described above, we have adjusted the Conversion Price on the remaining balance of RAB’s Convertible Promissory Notes and related accrued interest which was not converted, such that the balance is convertible into shares at a price of $0.65 per share.

          On March 13, 2008, we entered into a Note and Warrant Amendment Agreement with one of the holders of the Notes whereby the terms of the 6% convertible debt due August 25, 2008 was amended. Upon their election to participate and pursuant to the Amendment, the conversion price for the notes upon 100% conversion was amended to $0.70 (approximately 80% of the closing price of the last 5 trading days ending February 29, 2008), the term of their warrants was amended to expire on August 25, 2009 and the exercise price of the warrants was amended to $1.10, unless the warrants are exercised within 30 business days of the closing date of the Amendment, in which case the exercise price of the warrants shall be $0.70. We issued 726,667 shares of common stock upon the conversion of principal and interest in the amount of $508,667, and we paid a commission of $15,260 for brokerage services.

          On April 2, 2008, we entered into a Note and Warrant Amendment Agreement with two of the Note and Warrant holders (accredited investors), whereby we amended the terms of the 6% Convertible Promissory Notes due August 25, 2008. In regards to the Notes and Warrants held by these investors, pursuant to the Note and Warrant Amendment Agreement, the Conversion Price for the Notes has been amended to $0.70, the term of their Warrants has been amended to expire on August 25, 2009 and the exercise price of the Warrants has been amended to $1.10, unless the Warrants are exercised within 30 business days of the closing date of the Note and Warrant Amendment Agreement dated April 2, 2008, in which case the exercise of the Warrants shall be $0.70. A total of $585,750 of principle and accrued interest has been converted at a price of $0.70 into 836,786 shares of our common stock. We paid a cash commission of 3% of the gross proceeds for brokerage services in the transaction. Finally, the definition of “Registrable Securities” in the Registration Rights Agreement has been amended to mean the shares of common stock issuable upon the exercise of the Warrants.

          The Conversion Price of Notes and the Exercise Price of Warrants held by Noteholders who elected not to participate in the Amendment conversion are subject to adjustments under certain conditions and events occurring, including the issue of common stock and common stock equivalents at a price per share less than the Conversion Price or Exercise Price. Upon the completion of the conversion of Notes pursuant to the Amendments as described above, the Conversion Price of these Notes has been reduced from $4.32 to $3.86 and the Exercise Price of these Warrants has been reduced from $5.04 to $4.48 The number of potential shares issuable underlying the Notes outstanding increases to approximately 5,293,644.

February 17 and 26, 2006 Private Placement

          Effective February 17, 2006 and February 23, 2006, we entered into subscription agreements with 74 investors, whereby we issued a total of 7,366,520 shares of our common stock at a purchase price of $2.25 per share and 14,733,040 share purchase warrants for total aggregate proceeds of $16,754,670. Each share purchase warrant entitles the holder thereof to purchase one additional share of our common stock at a price of $3.25 per share and $5.25 per share, respectively, until February 16, 2009.

          In addition, we issued 391,488 broker’s warrants to 10 placement agents, issued on the same terms as the investors’ warrants, representing 4% of the aggregate number of shares of our common stock under the offering and a cash placement fee of 6% of the gross proceeds of the offering for brokerage services in the transaction.

LEGAL PROCEEDINGS

          We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

          All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors, executive officers and significant employees, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Donald Sharpe	President and Director	50	May 14, 2004
Drew Bonnell	Chief Financial Officer, Secretary, Treasurer and Director	51	May 14, 2004
John Martin	Director	51	August 31, 2004
Ralph Stensaker	Director	48	June 11, 2007
Larry Kellison	Chief Operating Officer	53	May 1, 2006

Business Experience

          The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Donald Sharpe – President and Director

          Mr. Sharpe has been the president and a director of our company since May 14, 2004. Mr. Sharpe graduated from the University of British Columbia with a Bachelor of Science degree in Geophysics in 1981 and joined Suncor Inc. in August of that year. From 1981 to 1987 Mr. Sharpe trained and worked as an exploration geophysicist, gaining experience in all parts of the exploration and development cycle throughout the Western Canadian Sedimentary Basin.

          In 1987, Mr. Sharpe moved into the then new field of gas marketing where he was responsible for the direct marketing of Suncor's gas to industrial, commercial and utility customers in the United States and Eastern Canada. The position required negotiating skills, an understanding of the North American pipeline infrastructure, and an appreciation for the dynamics of natural gas supply and demand. Mr. Sharpe continued his formal education and received a Certificate in Business Management from the University of Calgary in 1989.

          In 1990, Mr. Sharpe returned to exploration at Suncor in the position of group leader for British Columbia exploration. In this position, Mr. Sharpe managed a team of professionals in land, geology and geophysics and was responsible for the planning, budgeting and execution of the team's exploration program. Mr. Sharpe continued his education and graduated from the Banff School of Advanced Management in 1991.

          In 1994, Mr. Sharpe left Suncor and returned to Vancouver to found and run a number of public companies. Operating under the umbrella of D. Sharpe Management Inc., Mr. Sharpe has consulted to, managed and served as a director of a number of start-up oil and gas companies including Patriot Petroleum Corp., Gemini Energy Inc., Velvet Exploration Inc., Netco Energy Inc. and Nation Energy Ltd.

          Mr. Sharpe is a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta and the Canadian Society of Exploration Geophysicists.

Drew Bonnell – Chief Financial Officer, Secretary, Treasurer and Director

          Mr. Bonnell has been the chief financial officer, secretary, treasurer and a director of our company since May 14, 2004.

          Mr. Bonnell graduated from the Richard Ivey School of Business at the University of Western Ontario with a Masters of Business Administration degree in 1998. For a period of 12 years prior to graduation, Mr. Bonnell served as president and director of multiple private companies engaged in tourism operations in key resort destinations in Western Canada. In these positions, Mr. Bonnell had the responsibility to manage the affairs of each of these companies; to ensure the operation of the business, and interact with all professional services and counsel as required.

          From 1997 to divestiture in 2006, Mr. Bonnell served as President and director of a private BC based company with business interests in Whistler Canada. From July 24, 2007 to October 15, 2007, Mr. Bonnell served as President, Chief Financial Officer, Secretary and a director of Lutcam Inc. (the common shares of which are registered under the Securities Exchange Act of 1934 and quoted on the OTC Bulletin Board).

          Mr. Bonnell is active as a businessman and a member of the worldwide Ivey alumni association.

John Martin – Director

          Mr. Martin has been a director of our company since August 31, 2004. Mr. Martin is a graduate of IMD one of the world’s top business schools located in Lausanne, Switzerland. He is a corporate finance specialist and is currently the managing director of CMI, Credit Markets Investments Ltd. (Geneva). Previously, Mr. Martin was the senior VP and head of Capital Markets for Bank of Tokyo Mitsubishi AG (Switzerland), one of the world’s largest banks. While there from 1990 to 2000, he was a member of the Investment Policy Committee for private banking and an ALM committee member for the bank’s capital. Prior to this Mr. Martin was VP, Capital Markets for the Royal Bank of Canada (Suisse) and assistant treasurer and capital markets manager for Inspectorate Finance S.A. Geneva.

Ralph Stensaker – Director

          Mr. Stensaker has been a director of our company since June 11, 2007. Mr. Stensaker has an MBA from the Ivey School of Business at the University of Western Ontario and is a Certified General Accountant. He has 25 years of varied experience in finance and administration, most recently with a privately held transportation and logistics group based in Vancouver, British Columbia.

Larry Kellison – Chief Operating Officer

          Mr. Kellison is a professional Geologist with more than 25 years of varied oil and gas experience. From December 2001 to November 2005 he was Vice President and General Manager for Black Hills Corporation’s oil and gas subsidiary in Golden, Colorado where he led the company’s operations throughout the U.S. From March 2000 to December 2001 he was an independent geologic consultant.

          Mr. Kellison has an M. Sc in geology from the University of Nebraska and was a Ph D candidate at Colorado State University in Fort Collins, Colorado. Mr. Kellison is author or co-author of a number of industry publications.

          Messrs. Sharpe and Bonnell are significant employees and the loss of either of these employees would have an adverse impact on our future developments and could impair our ability to succeed.

Family Relationships

          There are no family relationships among our directors or officers.

Board and Committee Meetings

          Our board of directors held no formal meetings during the year ended December 31, 2007. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada General Corporate Law and our By-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

          For the year ended December 31, 2007 our only standing committee of the board of directors was our audit committee.

Audit Committee

          Currently our audit committee consists of our entire board of directors. We currently do not have nominating, compensation committees or committees performing similar functions. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nomination for directors.

          During fiscal 2007, there were no meetings held by this committee. The business of the audit committee was conducted by resolutions consented to in writing by all the members and filed with the minutes of the proceedings of the audit committee.

Audit Committee Financial Expert

          Our board of directors has determined that it does have a member of its audit committee that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, and is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Involvement in Certain Legal Proceedings

          Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.           any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.           any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.           being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.           being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of March 26, 2008, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Donald Sharpe 1281 Eldon Road North Vancouver, BC V7R 1T5	10,857,249(2)	21.77%
Drew Bonnell Suite 1680, 200 Burrard Street Vancouver, BC V6C 3L6	788,833(3)	1.59%
John Martin 2, rue Thalberg 1201 Geneva, Switzerland	304,014(4)	*
Ralph Stensaker 809 9266 University Crescent Burnaby, BC V5A 4Z1	141,666(5)	*
Larry Kellison 4 Elk Lane Littleton, CO 80127	383,333(6)	*
RAB Special Situations (Master) Fund Limited PO Box 908 GT Walker House Mary Street George Town, Cayman Islands	9,243,351(7)	16.51%
Directors and Executive Officers as a Group	12,779,109(8)	25.05%

* Less than 1%.

(1) Based on 48,840,577 shares of common stock issued and outstanding as of May 1, 2008. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Includes options to acquire an aggregate of 1,033,333 shares of common stock exercisable within 60 days.

(3) Includes options to acquire an aggregate of 783,333 shares of common stock exercisable within 60 days.

(4) Includes options to acquire an aggregate of 283,333 shares of common stock and warrants to acquire 20,454 shares of common stock exercisable within 60 days.

(5) Includes options to acquire an aggregate of 141,666 shares of common stock exercisable within 60 days.

(6) Includes options to acquire an aggregate of 383,333 shares of common stock exercisable within 60 days.

(7) Includes warrants to acquire 2,445,334 shares of common stock exercisable within 60 days and 4,683,769 shares of common stock issuable on conversion of a $3,044,450 convertible note if converted within 60 days.

(8) Includes options to acquire an aggregate of 2,624,998 shares of common stock and warrants to acquire 20,454 shares of common stock exercisable within 60 days.

Changes in Control

          We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

DESCRIPTION OF COMMON STOCK

          We are authorized to issue 100,000,000 common shares with a par value of $0.001 and 10,000,000 preferred stock with a par value of $0.001. As at May 1, 2008 we had 48,840,577 common shares outstanding and no preferred stock outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

          The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

          In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.

INTEREST OF NAMED EXPERTS AND COUNSEL

          No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

          The consolidated financial statements of Eden Energy Corp. included in this registration statement have been audited by Dale Matheson Carr-Hilton LaBonte, independent registered public accountants, to the extent and for the period set forth in their report appearing elsewhere in the registration statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Our bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The bylaws also authorize the board of directors to indemnify any other person who we have the power to indemnify under the Nevada General Corporation Law, and indemnification for such a person may be greater or different from that provided in the bylaws.

          Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF PROPERTY

          Our corporate headquarters are located at 1680, 200 Burrard Street, Vancouver, British Columbia V6C 3L6, Canada. On September 1, 2007, we entered into a five-year office lease for approximately 4,574 square feet of rentable area at a gross cost of approximately $24,000 per month. Within this space we are permitted to sublease to multiple tenants and currently have 5 sublease tenants secured with gross rent of approximately $12,000 per month. Once completely subleased we expect our total rentable area and associated costs to be reduced by approximately 60%. We sublease an operations office in Denver, Colorado at an annual cost of approximately $48,000. Our current premises are adequate for our existing operations; however with the rapid advancement of operations we may require additional premises as we progress through fiscal 2008. At the present time, we do not have any real estate holdings and there are no plans to acquire any real property interests.

          Currently in Nevada we hold approximately 190,000 gross acres pursuant to lease agreements on the Noah Project and approximately 26,000 gross acres pursuant to lease agreements on the Cherry Creek Project. The expiration dates for the leases are in 2014, 2015, and 2016 respectively. The leases may be extended upon production from the leases. In Colorado, we hold 320 gross acres in our White River Dome development drilling project. In Alberta we hold approximately 5,120 gross acres in our 50% working interest joint exploration agreement. and an additional 1,280 gross acres with a 55.56% interest due to one partner not participating in a February 2007 lease sale. We hold an approximate 14,080 gross acres and the right of first refusal on another 5,760 gross acres in our 10% working interest joint venture exploration agreement.

DESCRIPTION OF BUSINESS

Business Development During Last Three Years

General Overview

          We are an exploration stage oil and gas company engaged in the exploration for petroleum and natural gas in the State of Nevada and in the Province of Alberta, Canada. We also are engaged in a development drilling program for natural gas in the State of Colorado.

Corporate History

          Our company, Eden Energy Corp., was incorporated in the State of Nevada on January 29, 1999, under the name E-Com Technologies Corp. On June 16, 2004 we effected a 2 for 1 stock split of our common stock and our preferred stock. On August 6, 2004 we changed our name to Eden Energy Corp. and increased our authorized capital to 100,000,000 shares of common stock having a $0.001 par value and 10,000,000 shares of preferred stock having a $0.001 par value.

          Our common shares are quoted for trading on the OTCBB under the symbol “EDNE”.

Our Current Business

          Eden Energy Corp. is engaged in various stages of exploration and development on multiple projects in the USA and Canada. Currently, these include the Noah and Cherry Creek Projects in Nevada, the Chinchaga Project in Alberta, and the Ant Hill Unit Drilling and Development Project in Colorado.

Noah Project - Nevada

          On August 5, 2004, by way of an Assignment Agreement, we acquired Fort Scott Energy Corp.’s (“Fort Scott”) interest in a Participation Agreement dated April 26, 2004 with Cedar Strat Corporation (“Cedar Strat”). The Fort Scott/Cedar Strat Participation Agreement deals with the acquisition and development of petroleum and natural gas rights and leases in an area of mutual interest in eastern Nevada. We named this area of approximately 211,000 gross acres, the Noah Project.

          The Assignment Agreement provides for Fort Scott to retain a 2% over-riding royalty in the area of mutual interest and the following considerations:

(i)	the issuance to Fort Scott of 500,000 shares of our common stock;

(ii)

the issuance to Fort Scott of 7% interest bearing Promissory Note and Convertible Debenture ($0.25 conversion rate) Units in the principal amount of $500,000. Each Unit entitled Fort Scott to the issuance of one common share in our capital stock and one half of one warrant, with each whole warrant entitling Fort Scott to acquire one additional common share at $0.50 per share; and

(iii)	for each 10 million barrels of proven reserves on the lands underlying the leases, we will issue to Fort Scott 1,000,000 shares of common stock, up to a maximum of 10,000,000 shares of common stock.

          The debenture was converted and the associated warrants were exercised for cash in fiscal 2005. Fort Scott retains its 2% over-riding royalty interest on the lands underlying the leases, such that upon the fulfillment of the obligations set out in the Participation Agreement, we will earn an 80.5% net revenue interest in the lands underlying the leases, and Cedar Strat will be vested with a 5% over-riding royalty interest. Cedar Strat also retains a 5% back-in working interest which may be adjusted upwards to as much as a 12.5% back-in working interest should we elect not to proceed with the drilling election pursuant to the terms of the Participation Agreement.

          Exploration conducted since acquiring Fort Scott’s interest includes the acquisition of proprietary and licensed gravity and magnetic data, processing and interpreting 39 miles of proprietary and other trade licensed seismic data, and the integration of all sub-surface and surface geology, gravity, magnetic, and seismic data.

          On March 1, 2007, we entered into a Letter Agreement with Cedar Strat whereby the future development plan of the Noah project was confirmed and approximately 21,000 acres of peripheral leases were transferred to Cedar Strat.

          Effective March 29, 2007, we entered into an Amendment to the Participation Agreement with Cedar Strat for this prospect. Under the terms of the Amendment, our acreage block at Noah has been divided into four Prospect Areas with each Prospect Area encompassing approximately 50,000 acres of leases. The Prospect Areas are designated Prospect Area 1 to 4 sequentially from north to south. The Amendment calls for the Prospect Areas to be worked sequentially from North to South by us either, 1) electing to drill an initial test well within the designated Prospect Area, 2) electing to drill a subsequent well or wells within the designated Prospect Area or 3) electing to shoot a seismic program of no less than twenty-five (25) linear miles in the next sequential untested Prospect Area. As agreed to we will initiate our sequential work by drilling an Initial Test Well in Prospect Area 1 to a depth of approximately 7,000 to 9,000 feet by no later than November 30, 2008.

          Under the terms of the Amendment, drilling or seismic operations shall begin within each specified Prospect Area no later than 12 months following the required election date (as follows) unless extended by both parties acting reasonably. We shall have ninety (90) days from release of either the drilling rig or completion rig, whichever is later, of the Initial Test Well in the designated Prospect Area, to elect to either drill a Subsequent Well(s) in the Prospect Area or shoot a Seismic Program in the next untested Prospect Area. We shall have 180 days from the release of the seismic crew to elect to drill an Initial Test Well in the newly designated Prospect Area or elect to shoot a Seismic Program in the next untested Prospect Area.

          Under the terms of the Amendment if we drill an Initial Test Well or Subsequent Well(s) to the base of the sub-thrust Devonian Formation or 17,000 feet, whichever is shallower, we will retain all rights, title and interest in all leases and lands within that particular Prospect Area. In each Prospect Area that we drill an Initial Test Well or Subsequent Well(s) to a depth shallower than the base of the sub-thrust Devonian or 17,000 feet, we shall retain all rights, title and interest in all leases and lands within the Prospect Area, to a depth of 1,000 feet below the base of the deepest Formation penetrated. If in this case we elect not to drill a Subsequent Well then we will offer all deeper rights in the leases within the Prospect Area to Cedar Strat and Cedar Strat shall have 90 days from receipt of such notice in which to exercise this option. Failure of Cedar Strat to exercise its option within such 90 day period shall be deemed as a waiver of its option right.

          Should we elect not to drill an Initial Test Well in Prospect Areas 2, 3, or 4 we shall, at Cedar Strat’s option, relinquish and assign to Cedar Strat, all right, title and interest in all leases and lands subject to the Participation Agreement lying within the specific Prospect Area, within 90 days after receiving written notice from Cedar Strat of its intent to exercise its option. Cedar Strat’s right to exercise its option shall also be for a 90 day period after receiving written notice from us of our election not to drill the Prospect Area. Failure of Cedar Strat to exercise its option within such 90 day period shall be deemed as a waiver of its option right.

          Rental payments on the initial acreage and any subsequently acquired acreage will be maintained by us during this development period, except on any acreage which Cedar Strat may elect to acquire pursuant to the exercise of its options.

          Effective March 29, 2007, we entered into a Farm Out Agreement with Midland Texas based Fasken Nevada - 1, LLC and Fasken Oil and Ranch LP, privately held companies (the “Partner”) for the drilling of the Noah prospect as defined in the Amendment to the Participation Agreement with Cedar Strat. The Partner will pay 2/3rds of the cost to drill, test and complete the first well in the first Prospect Block and Eden will pay 1/3rd. The Partner acts as operator. Upon drilling and completing the first well in Prospect Area 1 the Partner will be assigned a 50% interest in Eden’s leases in Prospect Area 1 as provided for in the Amendment to the Participation Agreement with Cedar Strat.

          Provided the Partner has met its obligations in Prospect Area 1, it shall have the option to proceed to develop Prospect Area 2. If it elects to proceed with developing Prospect Area 2, the Partner shall pay a prospect recovery fee of $2,000,000 to Eden for costs incurred on Prospect Area 1 and shall have the right to earn a 50% interest in the Prospect Area by paying 2/3rds of any seismic programs and the drilling and completing to casing point of a second well. Thereafter, the Partner shall continue to have the right to earn in subsequent Prospect Areas under the same terms but with no further prospect recovery fees.

          The first well under the Agreement, the Noah Federal #1 was staked and was expected to be drilled to a total depth of between 7,000 and 9,000 feet, for an estimated cost of $4,000,000 of which we would pay 1/3rd. On July 9, 2007, we reported the Partner received approval on the required Federal and State permits to drill the well. On July 10, 2007, the Partner advised us that they received approval from the BLM in Ely for the gravel pit(s) for commencement of road and location construction. On October 4, 2007, we reported that on the advice of our Partner/operator due to the onset of winter conditions, the spudding of the Noah Federal No. 1 well was rescheduled to Spring 2008.

          On March 4, 2008, we reported our joint venture partner in the Noah Prospect in White Pine County, Nevada, advised the Company that they had signed a drilling agreement with Badger Drilling Company’s Rig No. 1 based out of Roosevelt, Utah. On March 26, 2008 we reported the spudding of the Noah Federal #1 well. On April 28, 2008 we reported the Noah Federal #1 well had been plugged and abandoned after reaching a total depth of

7,080 feet. The well encountered its targeted formation, the sub-thrust Devonian Simonson dolomite, at a depth of 5,058 feet. Based on log analysis and the lack of oil or gas shows while drilling, the well did not warrant further testing.

          In total, there are approximately 190,000 acres in the Noah project with numerous structural leads to potentially explore. We are incorporating the results of this first well into our overall geological model of the area before making a decision on how to proceed further.

Cherry Creek Project - Nevada

          On October 21, 2005, we entered into a separate Letter Agreement with Cedar Strat Corporation for the exploration and development of a new project called Cherry Creek. This agreement entitles our company or our Nevada subsidiary, Southern Frontier Explorations Ltd., to acquire petroleum and natural gas rights and leases in an area of mutual interest (AMI) in northeastern Nevada.

          Under the terms and conditions of this Letter Agreement, Cedar Strat will manage certain exploration programs within the AMI designed to bring the prospect to a drillable status. Cedar Strat has provided us with copies of the exploration data to which Eden has paid Cedar Strat $216,000. Cedar Strat’s fieldwork has been completed.

          Subject to election to drill, we must commence drilling within the AMI within 24 months of receipt by us of all of the exploration data from Cedar Strat, and thereafter must drill at least one development well per year during the term of the agreement.

          Effective January 24, 2006, we entered into a formal Joint Participation Agreement with Cedar Strat Corporation. Cedar Strat Corporation provided their acceptance to the formal Joint Participation Agreement on February 16, 2006. Pursuant to the Joint Participation Agreement we agreed to participate in Cedar Strat’s play included within the geographical boundaries of a confidential area, and pay Cedar Strat $750,000 as a prospect fee. We also agreed to accept responsibility for acquiring and funding BLM leases and private fee leases, if applicable, in order to facilitate the exploration efforts. We assumed the obligation to pay the annual rental on such leases.

          On March 14, 2006, we acquired at auction approximately 76,459 gross acres of oil and gas lease lands in northeastern Nevada for this project. Subsequent to March 14, 2006, adjustments reduced the number of acres to approximately 69,982 gross acres. On September 30, 2006, we gave notice to surrender the low priority leases to Cedar Strat and retain approximately 18,500 gross acres of premium prospective leases. On December 12, 2006 we acquired approximately 2,500 additional gross acres of oil and gas leases at auction. Subsequent to December 12, 2006 we acquired additional leases from the BLM, some of which were not completed on by a buyer at a previous land sale. On March 1, 2007 we entered into a Letter Agreement with Cedar Strat whereby approximately 2,500 acres of peripheral Cherry Creek acreage were transferred to Cedar Strat leaving us with approximately 26,000 gross acres of oil and gas leases at Cherry Creek.

          Pursuant to the Joint Participation Agreement with Cedar Strat, election and subsequent commencement of a drilling program was to occur within 24 months of our assessing the viability of the prospect, unless said assessment was delayed due to factors beyond our control, in which case the election was to be extended for such period of time as the parties may agree, acting reasonably. In recognizing the drilling of the Noah Federal #1 well was rescheduled for Spring 2008 and evaluation of these results was required in order to assess the viability of the prospect, we have been negotiating with Cedar Strat for an extension prior to proceeding further with exploration plans.

Chinchaga Project - Alberta

          On March 13, 2006, through our wholly owned subsidiary, Eden Energy (North) Ltd., we entered into a farm-in arrangement with Suncor Energy Inc. (“Suncor”) of Calgary, Alberta. The arrangement provided for Eden to participate, with a 50% working interest and with other minor partners, in the cost to drill an exploratory well on approximately 18,000 gross acres of leases owned by Suncor while retaining options to drill a second well to earn additional acreage. The exploration target was a dolomitized Slave Point reef at a depth of approximately 8,900 feet in Northwestern Alberta. Suncor retains a 12.5% gross overriding royalty on the lands, which are known as the Chinchaga area.

          By drilling the first well, which was plugged and abandoned on January 22, 2007, Eden earned a 50% working interest in approximately 7,000 gross acres. Our partners and we elected not to drill the Option Well or acquire the Block 1 – Option Lands nor purchase the additional Block 2 Option Lands that were available. The joint venture partners acquired an additional 1,279 gross acres at a February 8, 2007 land sale of which Eden holds a 55.56% working interest in due to one partner declining to participate in the land acquisition. Currently, Eden and its partners are evaluating the Farmout Lands earned from the first well and the recently acquired lands in Chinchaga before making any further exploration decisions.

          On February 14, 2007, Eden entered into a separate farm-in arrangement with Suncor. Under the terms of this arrangement Eden participated with a 10% working interest, in the drilling of an exploratory well and earned a 10% working interest in approximately 9,600 gross acres. The exploration target was a dolomitized Slave Point reef at a depth of approximately 8,400 feet in northwestern Alberta, also known as Chinchaga. Suncor retains a 12.5% gross overriding royalty on these lands. Eden acquired a 10% interest in an additional 5,120 gross acres of offsetting lands at an approximate gross cost of $600,000 to the joint venture partnership. These lands are subject to a 7.5% overriding royalty to Suncor. Eden also earned a first right of refusal to equalize to its proportionate share in another 5,760 gross acres held by Suncor.

          The well spud on February 10, 2007 and reached final depth of 8,415 feet. On March 19, 2007, our partners and we reported the well was dry and was to be abandoned.

          We have recognized total impairment of $1,462,241 related to the two dry wells. On October 4, 2007, we reported we plan to conduct additional seismic operations this winter and if warranted drill one new well at Chinchaga the following winter drilling season.

          In 2007 the Alberta government changed their oil and gas royalty assessment rates, and then subsequently announced they are reviewing some aspects of the changes. Due to the uncertainty and implications of these changes, the Company and its partners have agreed to defer exploration decisions until such time as the matter is clarified.

Ant Hill Unit Drilling and Development Project – Colorado

          The Ant Hill Project is a development drilling program located in the Piceance Basin of western Colorado. Effective September 1, 2006, through our wholly owned subsidiary Eden Energy Colorado LLC, we entered into a farm-in agreement with Starlight Oil and Gas LLC and Starlight Corporation under which Eden and Starlight will undertake development drilling on the eastern flank of the White River Dome field located in T2N-R96&97W, Rio Blanco County, Colorado. Under the terms of the agreement, Eden has paid Starlight a prospect fee of $900,000. Starlight will participate for a 10% working interest and Eden will have a 75% working interest in the prospective lands. Starlight will retain a 7.5% gross overriding royalty on the lands.

          The Ant Hill Unit is a 20,000 acre federal exploratory unit currently operated by EnCana Oil and Gas (USA). Under a Drilling and Development Agreement executed between Starlight (a private Colorado company) and EnCana on May 5, 2006, and which Eden became a party to, Eden and Starlight have agreed to drill a minimum of four additional wells in areas outside of the current Participating Areas (PA’s) commencing in the fall of 2006. The wells will be drilled on 160 acre drilling blocks typically encompassing standard governmental quarter sections. By drilling and completing these wells, the existing federal exploratory unit will remain in effect for several more years. Eden and Starlight will carry EnCana for 15% of the total well cost in each new well drilled on 40-acre drill site quarter/quarter section. For each well drilled, Eden and Starlight will also earn a 100% interest in a diagonal 40-acre tract, located in the same 160-acre quarter section. EnCana retains its 100% interest in the two remaining offset locations in each 160 acre drilling block.

          After the initial four locations are drilled, Eden and Starlight may elect to develop additional 160-acre drilling blocks on any acreage outside the existing PA’s under the same terms. There are 34 potential 160-acre drilling blocks outside of the existing PA’s that have not been developed, resulting in 68 potential drilling locations on what is effectively 40-acre spacing. There is also the potential to develop the field on 20-acre spacing, which would provide for another 68 drilling locations.

          The primary targets are the Cameo Coal and Williams Fork Sandstones of the Cretaceous Mesaverde Group, found at an average depth of 8,100 feet. Cumulative production from the field is in excess of 65 BCF from 157 wells, with current production averaging 11 MMCF/D from 100 active wells. Typical well life in the field is 17 years. Eden estimates ultimate reserves per well to be approximately 1.07 BCF per well, with an initial production rate of approximately 710mcfd. Gas from the Ant Hill unit typically contains about 25% carbon dioxide, which is removed at a local natural gas treatment plant. Drilling and completion costs are estimated to be in the $2,000,000 range per well throughout the field. Operations in the White River Dome Field are largely prohibited in the winter months.

          The first well (Love Federal 17-42) under the agreement spud on September 21, 2006 and took 13 days to drill and set production casing. The second well (Love Federal 17 -21) spud on October 8, 2006 and took 12 days to drill and set production casing. Once both wells were cased the rig was released for the winter. Fracture stimulation commenced on Well 1 October 28, 2006 and Well 2 November 4, 2006.

          In December 2006, we announced the tie-in of these first two wells and that they had good sand and coal thicknesses in the order of other proven wells in the field. These first two wells were completed using modern frac techniques designed to increase fracture half lengths from less than 100 feet traditionally to greater than 300 feet. The Love Federal 17-21 has experienced high water production rates, which has restricted the flow of gas naturally. The Love Federal 17- 42 was completed in the Cameo coal section only and despite our subsequent scaling treatment procedure is currently not producing. Both wells have subsequently been recompleted as detailed following.

          On August 31, 2007, we entered into an agreement with Starlight Oil & Gas LLC and Starlight Operating Company, Inc. (Starlight) whereby Starlight shall assign to Eden all of its rights, title, and interests in both the Ant Hill Drilling and Development Agreement with EnCana and the related Participation Agreement with Eden.

          The terms of the agreement are as follows:

(i)	Our company shall withdraw its demand for arbitration with prejudice;

(ii)

Our company agrees to make no claims against Starlight Operating Company, Inc. or Starlight Oil & Gas LLC for any obligations with regard to the completion of the existing wells and drilling of any future wells per the terms of the EnCana Drilling & Development Agreement and Starlight/Eden Participation Agreement;

(iii)

Starlight Oil & Gas LLC shall assign to Eden Energy Colorado LLC all of its right, title and interest in and to the Drilling and Development Agreement with EnCana Oil & Gas (U.S.A.), Inc., dated May 1, 2006, as amended;

(iv)	Starlight Oil & Gas LLC shall assign to Eden Energy Colorado all of its right, title and interest in and to the Participation Agreement with our company dated September 1, 2006;

(v)	Starlight Oil & Gas LLC will assign to Eden Energy Colorado all of its right, title and interest in and to its working interests in the Love Federal 17-21 and 17-42 wells and lands earned thereby;

(vi)	The overriding royalty interests created pursuant to the Participation Agreement shall be conveyed as follows:

a.	Melange International, LLC	0.5% of 8/8ths
b.	Durango Petroleum Corp.	0.5% of 8/8ths
c.	Monarch Royalty LLC	0.5% of 8/8ths
d.	Timothy E. Macke	0.5% of 8/8ths
e.	H.J. Kagie	0.5% of 8/8ths
f.	Joseph R. Pope	0.5% of 8/8ths
g.	Brian S. Bentley	0.5% of 8/8ths
h.	Eden Energy Colorado LLC	any remaining override

          In the event that the Existing Burdens on any tract are such that when taken together an 80% net revenue interest cannot be retained by our company then the portion of the override being delivered to Timothy E. Macke, H.J. Kagie, Joseph R. Pope and Brian S. Bentley shall be proportionately reduced in order to deliver the 80% net revenue lease. Our company shall continue to make such additional conveyances to the owners of those overriding royalties as may be necessary or convenient to insure the same are accounted for and paid in a timely manner. Royalties will continue to be disbursed directly by EnCana or by the subsequent operator of record for the Ant Hill Unit.

          On October 10, 2007, we reported spudding well AHU #18 - 23 with an expected 12 days drilling to reach approximately 8000 feet. Upon completion the rig immediately moved to the AHU #8-12 location. After drilling to total depth of approximately 8000 feet, the wells were logged and the rig released. A completion rig was moved on to fracture stimulate the wells and put them into production. AHU #18 – 23 went into production on January 8, 2008 and AHU #8 - 12 went into production on February 4, 2008.

          We also reported that workover operations on the LF 17-21 well began on October 9, 2007. The plan called for the lowermost perforations of the well to be tested for water production and isolated from the remainder of the Cameo and Williams Fork section, following which the well was placed back on production and the completion rig moved to the LF 17-42. The recompletion program for the LF 17-42 consisted of new perforations and fracture treatments over previously bypassed zones in the Williams Fork as well as re-perforations over zones in the Cameo, which we believed, had additional potential. Once completed it was placed back in production. On December 31, 2007 we reported on the progress of these wells and subsequently again on March 31, 2008 as follows:

AHU 18-23. Completion operations on the 18-23 well were finalized in late December and the well was tied in to sales on January 8, 2008. Peak initial production on this well was 796 MCFD on January 10, 2008 and as of March 3, 2008 the well is producing at approximately 415 MCFD.

AHU 8-12. Completion operations on the 8-12 well were finalized in February and the well was tied into sales on February 4, 2008. Peak stabilized initial production was 1,785 MCFD on February 20, 2008 and as of March 3, 2008 the well is producing at approximately 1,750 MCFD.

LF 17-21. Recompletion operations do not appear to have been successful on this well, possibly due to damage caused during the initial completion operations. As of March 3, 2008 the well is producing 46 MCFD.

LF 17-42. The 17-42 well was tied in to sales on December 30, 2007 and produced at a peak daily rate of 1,772 MCFD on January 1, 2008. As of March 3, 2008 the well is producing at approximately 496 MCFD. The 17-42 was the second of Eden’s wells to be recompleted after initial completion results were deemed less than satisfactory.

          On April 28, 2008 we reported our first four White River Dome wells are tied-in and producing approximately 1.9 MMcfd net to Eden’s working interest. We also reported we have commissioned an independent reserve report and they are awaiting pricing information from the unit operator in order to finalize. On May 16, 2008 we reported receipt of the independent reserve report from MHA Petroleum Consultants Inc., of Golden, Colorado. The report assigned total proved reserves of 5.46 Bcfe net to Eden’s interest with a PV10 value of

$14.28 million, using first quarter-end actual received gas and oil prices as mandated by the SEC. Net to Eden, the report assigned proved developed producing (PDP) reserves of 1.99 Bcfe with a PV10 value of $8.4 million and proved undeveloped (PUD) reserves of 3.47 Bcfe with a PV10 value of $5.88 million..

          Competition

          The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staff. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. There are other competitors that have operations in the Nevada, Northern Alberta and Colorado areas and the presence of these competitors could adversely affect our ability to acquire additional leases and/or equipment as required.

Governmental Regulations

          Our oil and gas operations are subject to various United States and Canadian federal, state/provincial and local governmental regulations. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, state, provincial and local laws and regulations relating primarily to the protection of human health and the environment. To date, expenditures related to complying with these laws, and for remediation of existing environmental contamination, have not been significant in relation to the results of operations of our company. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

Research and Development

          Our business plan is focused on a strategy for maximizing the long-term exploration and development of our oil and gas leases in the USA and Canada and other jurisdictions that may be entered. The execution of our business plan has largely focused on acquiring prospective oil and gas leases and with early stage exploration, drilling, and evaluation of acquired data. We continue to evaluate these results and plan for further exploration, while simultaneously reviewing other potential projects, which meet our exploration criteria. Effective September 1, 2006 we are engaged in natural gas development drilling in Colorado

Employees

          Currently our only employees are our directors, officers, corporate manager, and an investor relations consultant. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed. However, with project advancement and if we are successful in our initial and any subsequent drilling programs we may retain additional employees.

          Effective June 11, 2007, Ralph Stensaker, CGA, MBA was appointed to our Board of Directors and Audit Committee. Effective January 1, 2008, Larry Kellison became an employee of Eden Energy Corp. Effective January 31, 2008, Ralph Stensaker was appointed Chair of our Audit Committee.

MANAGEMENT'S DISCUSSION AND ANALYSIS

          The following discussion should be read in conjunction with our consolidated audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 6 of this registration statement.

          Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Overview

          We are a Nevada corporation incorporated on January 29, 1999. We were previously involved in the business of providing internet and programming services through our subsidiary company to clients located primarily in Canada. Our principal products and services included the development of e-commerce web sites and strategies, web design and hosting, domain name registration, Internet marketing and consulting and custom programming of web based applications. Due to the inability to run this business with a profit and the difficulty in attracting additional capital on terms favorable to existing shareholders, we ceased operation of this business and disposed of our subsidiary company on December 31, 2003 for nominal consideration. We are now an exploration stage oil and gas company engaged in the exploration for petroleum and natural gas in the State of Nevada and the Province of Alberta, Canada. We also are engaged in a development-drilling program for natural gas in the State of Colorado.

PLAN OF OPERATIONS AND CASH REQUIREMENTS

Cash Requirements

          For the next 12 months we expect to continue to evaluate our lease positions in eastern Nevada. We expect to continue to participate in our Alberta projects as our 50% and 10% joint venture exploration agreements provide for. We plan to continue with our development-drilling program in Colorado. Additionally, we expect to continue to review other potential projects, which may meet our exploration criteria.

           Currently in Nevada we hold approximately 190,000 gross acres pursuant to lease agreements on the Noah Project and approximately 26,000 gross acres pursuant to lease agreements on the Cherry Creek Project. The expiration dates for the leases are in 2014, 2015, and 2016 respectively. The leases may be extended upon production from the leases. In Colorado, we hold 320 gross acres in our White River Dome development-drilling project. In Alberta we hold approximately 5,120 gross acres in our 50% working interest joint exploration agreement and an additional 1,280 gross acres with a 55.56% interest due to one partner not participating in a February 2007 lease sale. We hold an approximate 14,080 gross acres and the right of first refusal on another 5,760 gross acres in our 10% working interest joint venture exploration agreement.

          Our portfolio of exploration projects includes the Noah and Cherry Creek projects in the USA, and the Chinchaga project in Alberta. On April 28, 2008 we reported plugging and abandoning our first well on the Noah Project, and in conjunction with our Partner, are evaluating these results prior to budgeting further exploration funds in Nevada. In light of the uncertainty surrounding the new Alberta Government Royalty program, our Alberta projects are temporarily suspended. We are reviewing other potential projects and have budgeted approximately $4,000,000 in exploration funding should we decide to proceed in this manner.

          Due to seasonal access limitations and other considerations in the Ant Hill Unit we are revising the development well drilling schedule over the next 12 month period to align with proposed changes to the commitment obligations in the area for 2008. We are budgeting for three additional wells over the drilling season of May 1, 2008 to December 1, 2008 of which the cost of these three wells is included in the table of estimated expenditures for the next 12 month period. The total estimated cost of development in the Ant Hill Unit over the next 12 month period is approximately $6,150,000 including engineering reports and well permitting costs. We estimate based on current interpretations of well projections that these three new wells combined with production from our four existing wells will provide approximately $4,000,000 in net cash for the period and approximately 4.5 Bcf of residual gross reserves, exclusive of earned proved undeveloped locations. As at March 31, 2008, we had received or accrued approximately $501,175 gross from gas and liquid sales from the first four wells.

          Combined, we have budgeted approximately $10,200,000 over the next 12 month period for exploration and drilling programs. As it relates to our Colorado development-drilling program, our planned expenditures are expected to be linked to securing industry reserve based financing.

          Our net cash provided by financing activities during the three months ended March 31, 2008 was $37,500. Our total net cash provided by financing since January 1, 2004, the date of inception of the exploration stage to March 31, 2008 was $38,344,370.

          We will require additional funds to implement our growth strategy in our oil and gas exploration and development operations. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is still no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable.

          In order to proceed with our plans we have raised funds by way of a private placement of equity and debt securities in our company. Our initial offering consisted of 6,190,000 shares at a price of $0.50 per share for gross proceeds of $3,095,000. We closed the private placement on November 12, 2004 and issued certificates on November 17, 2004. The net proceeds received have been used as working capital to allow us to finance our commitments under the assignment agreement previously discussed. On November 24, 2004, we issued a further 20,000 shares at a price of $0.50 per share for gross proceeds of $10,000.

          On April 5, 2005, we issued 3,840,067 shares and 1,920,035 share purchase warrants at a price of $1.50 per share for gross proceeds of $5,760,100. Each warrant entitles the holder to purchase an additional share of common stock of our company at a price of $2.00 per share until April 4, 2006. On April 27, 2005, we issued 200,000 shares and 100,000 share purchase warrants at a price of $1.50 per share for gross proceeds of $300,000. Each warrant entitles the holder to purchase an additional share of common stock of our company at a price of $2.00 per share until April 27, 2006. During the fiscal year ended December 31, 2005, 1,962,535 shares were issued on the exercise of 1,962,535 warrants, and on February 6, 2006 we issued the final 57,500 shares on the exercise of the final 57,500 warrants.

          On August 25, 2005 we issued convertible promissory notes with a principal amount of $9,075,000, and 907,500 Series “A” detachable share purchase warrants. The notes bear interest at 6% per annum, mature on August 25, 2008, and may be converted into 1,815,000 shares of common stock on the basis of one share of common stock for every $5 in value of Notes. Each warrant is exercisable into one share of common stock at an exercise price of $6 per share until August 25, 2008. The investors also have the option to make an additional investment of up to 30% of their original investment for 180 days after the closing date, on the same terms as the original investment. No further investments were made under this option. On November 28, 2005, we issued 90,000 shares of common stock upon the conversion of a portion of our convertible promissory notes. On December 1, 2005 we issued 59,291 shares of common stock in lieu of a cash interest payment on the convertible promissory notes. The Conversion Price and the Exercise Price are subject to adjustments under certain conditions and events occurring, including the issue of common stock and common stock equivalents at a price per share less than the Conversion Price or Exercise Price. Upon the completion of the financing on February 24, 2006 the Conversion Price was reduced from $5.00 to $4.32, and the Exercise Price was reduced from $6.00 to $5.04. On June 1, 2006 we issued 113,258 shares of common stock in lieu of a cash interest payment on the convertible promissory notes. On December 1, 2006 we issued 149,466 shares of common stock in lieu of a cash interest payment on the convertible promissory notes. On June 1, 2007 we issued 242,245 shares of common stock in lieu of a cash interest payment on the convertible promissory notes. On December 1, 2007 we issued 332,886 shares of common stock in lieu of a cash interest payment on the convertible promissory notes.

          On January 17, 2008 and February 8, 2008 five Noteholders elected to convert Notes under a Note and Warrant Amendment Agreement (“Amendment”) at a conversion price of $0.50 (86% of the closing bid price of the last 5 trading days of 2007). Pursuant to the Amendment the term of their Warrants has been amended to expire on August 25, 2009 and the exercise price of the Warrants has been amended to $1.00, unless the Warrants are exercised within 30 business days of the closing date of their Amendment dated January 17, 2008 and February 8, 2008 respectively, in which case the exercise price of the Warrants shall be $0.50. A total of $2,219,399 of principle and accrued interest has been converted at a price of $0.50 whereby we issued 4,438,798 shares of our common stock. Under the terms of the Amendment unconverted Notes held by one of the five Noteholders will be convertible into shares at a price of $0.65 per share until Note maturity. On February 19, 2008, we issued 75,000 common shares upon the exercise of 75,000 warrants at $0.50 per share for proceeds of $37,500.

          On March 13, 2008, we entered into a Note and Warrant Amendment Agreement with one of the holders of the Notes whereby the terms of the 6% convertible debt due August 25, 2008 was amended. Upon their election to participate and pursuant to the Amendment, the conversion price for the notes upon 100% conversion was amended to $0.70 (approximately 80% of the closing price of the last 5 trading days ending February 29, 2008), the term of their warrants was amended to expire on August 25, 2009 and the exercise price of the warrants was amended to $1.10, unless the warrants are exercised within 30 business days of the closing date of the Amendment, in which case the exercise price of the warrants shall be $0.70. We issued 726,667 shares of common stock upon the conversion of principal and interest in the amount of $508,667, and we paid a commission of $15,260 for brokerage services.

          On April 2, 2008, we entered into a Note and Warrant Amendment Agreement with two of the Note and Warrant holders (accredited investors), whereby we amended the terms of the 6% Convertible Promissory Notes due August 25, 2008. In regards to the Notes and Warrants held by these investors, pursuant to the Note and Warrant Amendment Agreement, the Conversion Price for the Notes has been amended to $0.70, the term of their Warrants has been amended to expire on August 25, 2009 and the exercise price of the Warrants has been amended to $1.10, unless the Warrants are exercised within 30 business days of the closing date of the Note and Warrant Amendment Agreement dated April 2, 2008, in which case the exercise of the Warrants shall be $0.70. Finally, the definition of “Registrable Securities” in the Registration Rights Agreement has been amended to mean the shares of common stock issuable upon the exercise of the Warrants. We issued 836,786 shares of our common stock to these two accredited investors upon conversion of the Convertible Notes referred to above. The aggregate amount of principal and interest converted by the investors was $585,750. We paid a cash commission of 3% of the gross proceeds for brokerage services in the transaction.

          The Conversion Price of Notes and the Exercise Price of Warrants held by Noteholders who elected not to participate in the Amendment conversion are subject to adjustments under certain conditions and events occurring, including the issue of common stock and common stock equivalents at a price per share less than the Conversion Price or Exercise Price. Upon the completion of the conversion of Notes pursuant to the Amendments as described above, the Conversion Price of these Notes has been reduced from $4.32 to $3.86 and the Exercise Price of these Warrants has been reduced from $5.04 to $4.48 The number of potential shares issuable underlying the Notes outstanding increases to approximately 5,293,644.

          On September 27, 2005, we issued 1,065,972 shares of common stock upon the exercise of 1,065,972 share purchase warrants at $0.50 per share for proceeds of $532,986. On November 8, 2005, we received a portion of an initial project acquisition cost in the amount of US$667,000. On January 9, 2007 we received final payment relating to the same project divesture in the amount of US$200,000.

          On February 17 and 23, 2006, we issued a combined total of 7,366,520 shares and 14,733,040 share purchase warrants at a price of $2.25 per share for gross proceeds of $16,574,670. The warrant entitles the holders to purchase an additional 7,366,520 shares of common stock of our company at a price of $3.25 per share and an additional 7,366,520 shares of common stock at a price of $5.25 per share until February 16, 2009. On July 31, 2006 we issued 165,774 shares of common stock pursuant to the financing’s registration requirements.

          Over the next twelve months we intend to use our available funds to expand on the exploration and development of projects and continue with development drilling in Colorado as follows:

Estimated Net Expenditures During the Next Twelve Months

$
General, Administrative and Corporate Expenses	1,550,000
Projects Land Rental Expense – Nevada, Colorado, Alberta	332,000
Exploration/Drilling Programs – Ant Hill and Other	10,200,000

Working Capital	4,000,000
Total	16,082,000

          We have suffered recurring losses from operations. The continuation of our company is dependent upon our company attaining and maintaining profitable operations and raising additional capital as needed. In this regard we have raised additional capital through the equity offerings noted above.

          The continuation of our business is dependent upon obtaining further financing, a successful program of exploration, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

          There are no assurances that we will be able to obtain further funds required for our continued operations. As noted herein, we are pursuing various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

          Our business plan is focused on a strategy for maximizing the long-term exploration and development of our oil and gas leases in the USA and Canada and other jurisdictions that may be entered. The execution of our business plan has largely focused on acquiring prospective oil and gas leases and with early stage exploration, drilling, and evaluation of acquired data. We continue to evaluate these results and plan for further exploration, while simultaneously reviewing other potential projects, which meet our exploration criteria. Effective September 1, 2006 we have been engaged in natural gas development drilling in Colorado.

          As at March 31, 2008, we had $6,166,471 in current liabilities. Our net cash used in operating activities for the three months ended March 31, 2008 was $219,788 compared to $253,914 used in the three months ended March 31, 2007. Our accumulated losses increased to $17,490,911 as of March 31, 2008. Our financial statements report a net loss of $4,062,148 for the three month period ended March 31, 2008 compared to a net loss of $275,498 for the three month period ended March 31, 2007. Our losses have increased primarily as a result of an increase in the non-cash debt conversion expense relating to the conversions of the Company’s convertible debt of $2,912,000 for the three months ended March 31, 2008 as compared to $nil for the three months ended March 31, 2007. The Company also recognized depletion of its capitalized oil and gas expenditures of $349,839 during the three months ended March 31, 2008, compared to $nil for the three months ended March 31, 2007. The depletion rate for the three months ended March 31, 2008 was $2.41/MCFe.

          Our total liabilities as of March 31, 2008 were $6,281,476 as compared to total liabilities of $7,943,391 as of March 31, 2007. The decrease was due to the increase in accounts payable and accrued liabilities (from $233,727 as at March 31, 2007 to $356,201 as at March 31, 2008) offset by a decrease in our outstanding Convertible Notes from $7,709,664 as at March 31, 2007 to $5,810,270 as at March 31, 2008.

          During the three month period ended March 31, 2008 we spent $5,293,378 on exploration and acquisition of our oil and gas properties as compared to $212,294 spent during the three month period ended March 31, 2007. Of this amount $23,910 was attributable to acquisition costs (2007 - $212,294), and $5,269,468 (2007 - $nil) was attributable to exploration costs.

Liquidity and Financial Condition

Working Capital

	At	At
	March 31,	December
		31,
	2008	2007
Current assets	$14,571,630	$20,113,564
Current liabilities	6,166,471	2,440,031

Working capital	$8,405,159	$17,673,533

Cash Flows

	Three Months Ended
	March 31,	March 31,
	2008	2007
Cash flows used in operating activities	$219,788	$253,914
Cash flows used in investing activities	5,358,379	20,274
Cash flows provided by financing activities	37,500	Nil
Net increase (decrease) in cash during period	$(5,540,677)	$(294,693)

Operating Activities

Net cash used in operating activities was $219,788 in the three months ended March 31, 2008 compared with net cash used in operating activities of $253,914 in the same period in 2007.

Investing Activities

Net cash used in investing activities was $5,358,379 in the three months ended March 31, 2008 compared to net cash provided by investing activities of $20,274 in the same period in 2007. The increase of $5,338,105 in investing activities is mainly attributable to oil and gas property acquisition and exploration.

Financing Activities

Net cash provided by financing activities was $37,500 in the three months ended March 31, 2008 compared to $Nil in the same period in 2007, an increase of $37,500. This is attributable to sales of our common stock.

Contractual Obligations

The following table sets forth our contractual obligations and commercial commitments as of March 31, 2008:

Payment Due by Period
		Less than			More than
	Total	1 year	1-3 years	3-5 years	5 years

Contractual Obligations:	-	-	-	-	-
Long Term Debt	-	-	-	-	-
Capital Lease Obligations	-	-	-	-	-
Operating Leases	$866,853	$179,831.00	$560,998.00	$126,024.00	-
Purchase Obligations	-	-	-	-	-
Total Contractual Obligations:	$866,853	$179,831.00	$560,998.00	$126,024.00	-

Research and Development

          Our business plan is focused on a strategy for maximizing the long-term exploration and development of our oil and gas leases in the USA and Canada and other jurisdictions that may be entered. The execution of our business plan has largely focused on acquiring prospective oil and gas leases and with early stage exploration, drilling, and evaluation of acquired data. We continue to evaluate these results and plan for further exploration, while simultaneously reviewing other potential projects, which meet our exploration criteria. Effective September 1, 2006 we are engaged in natural gas development drilling in Colorado

Purchase of Significant Equipment

          We do not intend to purchase any significant equipment (excluding oil and gas activities) over the twelve months ending March 31, 2008 other than office computers, furnishings, and communication equipment as required.

Employees

          Currently our only employees are our directors, officers, corporate manager, and an investor relations consultant. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed. However, with project advancement and if we are successful in our initial and any subsequent drilling programs we may retain additional employees.

          Effective June 11, 2007, Ralph Stensaker, CGA, MBA was appointed to our Board of Directors and Audit Committee. Effective January 1, 2008, Larry Kellison became an employee of Eden Energy Corp. Effective January 31, 2008, Ralph Stensaker was appointed Chair of our Audit Committee.

Going Concern

          We have suffered recurring losses from operations. The continuation of our company as a going concern is dependent upon our company attaining and maintaining profitable operations and raising additional capital. The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should our company discontinue operations.

          The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Recent Accounting Pronouncements

          In March 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The Company is currently evaluating the impact of SFAS No. 161 on its financial statements, and the adoption of this statement is not expected to have a material effect on the Company’s financial statements.

          In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 141R, “Business Combinations”. This statement replaces SFAS 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141R also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

          In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements Liabilities – an Amendment of ARB No. 51”. This statement amends ARB 51 to establish accounting and reporting standards for the Non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

          In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The adoption of this statement did not have a material effect on the Company's financial statements.

Application of Critical Accounting Policies

          Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Oil and Gas Properties

          We utilize the full cost method to account for our investment in oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including such costs as leasehold acquisition costs, capitalized interest costs relating to unproved properties, geological expenditures, and tangible and intangible development costs including direct internal costs are capitalized to the full cost pool. As of March 31, 2008, we have properties with proven reserves and production and sales from these reserves has commenced. Capitalized costs, including estimated future costs to develop the reserves and estimated abandonment costs, net of salvage, are being depleted on the units-of-production method using estimates of the proved reserves. Investments in unproved properties and major development projects including capitalized interest, if any, are not depleted until proved reserves associated with the projects can be determined. If the future exploration of unproved properties are determined uneconomical the amount of such properties are added to the capitalized cost to be depleted. As of March 31, 2008, our Alberta and Nevada (less Block 1 Noah) oil and gas properties were unproved and were excluded from depletion. At March 31, 2008, management believes none of our unproved oil and gas properties were considered impaired other than as previously reported.

          The capitalized costs included in the full cost pool are subject to a "ceiling test", which limits such costs to the aggregate of the estimated present value, using a ten percent discount rate, of the future net revenues from proved reserves, based on current economic and operating conditions plus the lower of cost and estimated net realizable value of unproven properties.

          Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in the statement of operations.

Long-Lived Assets

          In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. We recognize impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Revenue Recognition

          Oil and natural gas revenues are recorded using the sales method whereby our company recognizes oil and natural gas revenue based on the amount of oil and gas sold to purchasers when title passes, the amount is determinable and collection is reasonably assured. Actual sales of gas are based on sales, net of the associated volume charges for processing fees and for costs associated with delivery, transportation, marketing, and royalties in accordance with industry standards. Operating costs and taxes are recognized in the same period of which revenue is earned.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Except as described below, no director, executive officer, principal shareholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, during the year ended December 31, 2007, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year end for the last three completed fiscal years.

          Over the year ended December 31, 2007, our company incurred management fee expenses in the amount of $1,074,996 and consulting fee expenses in the amount of $135,501 and $143,798 and $Nil for the three months ended March 31, 2008 respectively.

          A management fee expense of $198,000 was charged by D. Sharpe Management Inc., a company wholly-owned by Donald Sharpe, our president and a director of our company for the year ended December 31, 2007. We pay D. Sharpe Management Inc., a company wholly-owned by Donald Sharpe, our president and a director of our company, a management fee of $16,500 per month pursuant to an amended management agreement dated December 21, 2006, effective January 1, 2007. During the twelve month period ended December 31, 2007 we paid D. Sharpe Management Inc. an aggregate amount of $198,000. On December 21, 2007, we entered into an amended management agreement with D. Sharpe Management Inc. whereby, effective January 1, 2008, we pay D. Sharpe Management Inc. CDN$20,392 per month for management services rendered by Donald Sharpe.

          A management fee expense of $137,028 was charged by Drew Bonnell in his role as chief financial officer and director of our company for the year ended December 31, 2007. We pay Drew Bonnell, our chief financial officer and a director of our company, a management fee of $11,000 per month, pursuant to an amended management consulting agreement dated December 21, 2006, effective January 1, 2007, in consideration for management services rendered by Drew Bonnell. During the twelve month period ended December 31, 2007 we paid Drew Bonnell an aggregate amount of $137,028. On December 21, 2007 we entered into an amended management consulting agreement with Drew Bonnell whereby, effective January 1, 2008, we pay Drew Bonnell CDN$13,594 per month for management services rendered by Drew Bonnell.

          A management fee expense of $137,000 was charged by Freestone Energy LLC, a company wholly-owned by Larry Kellison, in his role as chief operating officer for the year ended December 31, 2007. We pay Larry Kellison, our chief operating officer, a management fee of $11,000 per month, pursuant to an amended management consulting agreement dated December 21, 2006, effective January 1, 2007, with Freestone Energy LLC, a company wholly owned and controlled by him, in consideration for management services rendered by Larry Kellison. During the twelve period ended December 31, 2006, we paid Freestone Energy LLC an aggregate amount of $137,000. On December 21, 2007, we entered into an executive employment agreement, effective January 1, 2008, with Larry Kellison whereby, effective January 1, 2008, we pay Larry Kellison $12,587 per month for employment services rendered by Larry Kellison.

Corporate Governance

          We currently act with four (4) directors, consisting of Donald Sharpe, Drew Bonnell, John Martin and Ralph Stensaker.

          We have determined that John Martin and Ralph Stensaker are independent directors, as that term is used in Rule 4200(a)(15) of the Rules of National Association of Securities Dealers.

          Currently our audit committee consists of our entire board of directors. We currently do not have nominating, compensation committees or committees performing similar functions. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nomination for directors.

Audit Committee Financial Expert

          Our board of directors has determined that it does have a member of its audit committee who qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

          From inception to present date, we believe that the members of our audit committee and the board of directors have been and are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

          Our common shares were quoted for trading on the OTCBB on December 15, 2000 under the symbol "ECTC". On June 18, 2004 our symbol changed to “ECOM” and on August 20, 2004 our symbol changed to “EDNE”. The following quotations obtained from Yahoo.com reflect the highs and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission an may not represent actual transactions.

          The high and low bid prices of our common stock for the periods indicated below are as follows:

National Association of Securities Dealers OTC Bulletin Board(1)
Quarter Ended	High	Low
March 31, 2008	$0.95	$0.50
December 31, 2007	$1.00	$0.53
September 30, 2007	$1.28	$0.79
June 30, 2007	$1.30	$0.90
March 31, 2007	$1.64	$0.88
December 31, 2006	$2.34	$1.31
September 30, 2006	$2.52	$1.15
June 30, 2006	$2.97	$1.90
March 31, 2006	$3.85	$2.06
December 31, 2005	$5.48	$1.77

(1) Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

          Our common shares are issued in registered form. Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119 (Telephone: 702.361.3033; Facsimile: 702.433.1979) is the registrar and transfer agent for our common shares. On March 26, 2008, the shareholders' list of our common shares showed 146 registered shareholders and 48,840,577 shares outstanding.

Recent Sales of Unregistered Securities

          None.

Equity Compensation Plan Information

          As at December 31, 2007, we have one compensation plan in place, entitled Amended 2004 Stock Option Plan. This plan has not been approved by our security holders. On January 22, 2008, the directors of our company approved an amendment to the Amended 2004 Stock Option Plan by increasing the maximum number of options available for grant from 3,000,000 to 4,276,332.

Number of Securities to be issued upon exercise of outstanding options	Weighted-Average exercise price of outstanding options	Number of securities remaining available for further issuance
3,516,000	$1.59	760,332

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

          We did not purchase any of our shares of common stock or other securities during the year ended December 31, 2007 or during the three months ended March 31, 2008.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception and we do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common shares other than as described below, we intend to retain future earnings for use in our operations and the expansion of our business.

EXECUTIVE COMPENSATION

          The particulars of compensation paid to the following persons:

  our principal executive officer;

  each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2007; and

  up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, of our years ended December 31, 2007 and 2006, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
Donald Sharpe President and Director(1)	2007 2006	198,000 175,000	- -	- -	218,857 802,203	- -	- -	- -	416,857 977,203
Drew Bonnell Chief Financial Officer, Secretary, Treasurer and Director(2)	2007 2006	137,028 116,000	- -	- -	218,857 802,203	- -	- -	- -	355,885 918,203
Larry Kellison Chief Operating Officer(3)	2007 2006	137,000 80,000	- -	- -	131,314 341,946	- -	- -	- -	268,314 421,946

(1)	Mr. Sharpe became our president and a director of our company on May 14, 2004.

(2)	Mr. Bonnell became our chief financial officer, secretary, treasurer and a director of our company on May 14, 2004.

(3)	Mr. Kellison became our chief operating officer on May 1, 2006.

          We pay D. Sharpe Management Inc., a company wholly-owned by Donald Sharpe, our president and a director of our company, a management fee of $16,500 per month pursuant to an Amended Management Agreement dated December 21, 2006, effective January 1, 2007. During the twelve month period ended December 31, 2007 we paid D. Sharpe Management Inc. an aggregate amount of $198,000. On December 21, 2007, we entered into an Amended Management Agreement with D. Sharpe Management Inc. whereby, effective January 1, 2008, we pay D. Sharpe Management Inc. CDN$20,392 per month for management services rendered by Donald Sharpe.

          We pay Drew Bonnell, our chief financial officer and a director of our company, a management fee of $11,000 per month, pursuant to an Amended Management Consulting Agreement dated December 21, 2006, effective January 1, 2007, in consideration for management services rendered by Drew Bonnell. During the twelve month period ended December 31, 2007 we paid Drew Bonnell an aggregate amount of $137,028. On December 21, 2007 we entered into an Amended Management Consulting Agreement with Drew Bonnell whereby, effective January 1, 2008, we pay Drew Bonnell CDN$13,594 per month for management services rendered by Drew Bonnell.

          We pay Larry Kellison, our chief operating officer, a management fee of $11,000 per month, pursuant to an Amended Management Consulting Agreement dated December 21, 2006, effective January 1, 2007, with Freestone Energy LLC, a company wholly owned and controlled by him, in consideration for management services rendered by Larry Kellison. During the twelve period ended December 31, 2006, we paid Freestone Energy LLC an aggregate amount of $137,000. On December 21, 2007, we entered into an Executive Employment Agreement, effective January 1, 2008, with Larry Kellison whereby, effective January 1, 2008, we pay Larry Kellison $12,587 per month for employment services rendered by Larry Kellison.

          There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

          We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Outstanding Equity Awards at Fiscal Year-End

          The particulars of unexercised options, stock that has not vested and equity incentive plan awards for our named executive officers are set out in the following table:

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Donald Sharpe President and Director(1)	250,000 200,000 250,000 250,000 -	- - - - 250,000	- - - - -	0.50 2.50 2.50 1.54 0.60	June 11, 2009 May 1, 2010 Feb 28, 2011 Dec 20, 2011 Jan 22, 2013	- - - - 250,000	- - - - 187,500	- - - - 250,000	- - - - -
Drew Bonnell Chief Financial Officer, Secretary, Treasurer and Director(2)	200,000 250,000 250,000 -	- - - 250,000	- - - -	2.50 2.50 1.54 0.60	May 1, 2010 Feb 28, 2011 Dec 20, 2011 Jan 22, 2013	- - - 250,000	- - - 187,500	- - - 250,000	- - - -
Larry Kellison Chief Operating Officer(3)	150,000 150,000 -	- - 250,000	- - -	2.50 1.54 0.60	May 1, 2011 Dec 20, 2011 Jan 22, 2013	- - 250,000	- - 187,500	- - 250,000	- - -

(1)	Mr. Sharpe became our president and a director of our company on May 14, 2004.

(2)	Mr. Bonnell became our chief financial officer, secretary, treasurer and a director of our company on May 14, 2004.

(3)	Mr. Kellison became our chief operating officer on May 1, 2006.

Director Compensation

          We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay director's fees or other cash compensation for services rendered as a director in the year ended December 31, 2007.

          We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

FINANCIAL STATEMENTS

          Our consolidated financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

          The following financial statements pertaining to Eden Energy Corp. are filed as part of this registration statement:

Audited Financial Statements for the year ended December 31, 2007

Independent Auditor's Report, dated March 13, 2008 of Dale Matheson Carr-Hilton LaBonte LLP

Audited Consolidated Balance Sheets as at December 31, 2007 and December 31, 2006

Audited Consolidated Statements of Operations for the year ended December 31, 2007 and for the year ended December 31, 2006

Audited Consolidated Statements of Cash Flows for the year ended December 31, 2007 and for the year ended December 31, 2006

Audited Consolidated Statements of Changes in Stockholders' Equity for the period from January 1, 2004 (Date of Inception of Exploration Stage) to December 31, 2007

Notes to the Consolidated Financial Statements

Interim Financial Statements for the Quarter ended March 31, 2008

Consolidated Balance Sheets

 Consolidated Statements of Operations

Consolidated Statements of Cash Flows

Notes to the Consolidated Financial Statements

Independent Auditor's Report, dated March 13, 2008 of Dale Matheson Carr-Hilton LaBonte LLP

Audited Consolidated Balance Sheets as at December 31, 2007 and December 31, 2006

Audited Consolidated Statements of Operations for the year ended December 31, 2007 and for the year ended December 31, 2006

Audited Consolidated Statements of Cash Flows for the year ended December 31, 2007 and for the year ended December 31, 2006

Audited Consolidated Statements of Changes in Stockholders' Equity for the period from January 1, 2004 (Date of Inception of Exploration Stage) to December 31, 2007

Notes to the Consolidated Financial Statements

EDEN ENERGY CORP.

(An Exploration Stage Company)

Consolidated Financial Statements

December 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Eden Energy Corp.

We have audited the accompanying consolidated balance sheets of Eden Energy Corp. (an exploration stage company) as of December 31, 2007 and 2006 and the consolidated statements of operations, stockholders’ equity and cash flows for the years then ended and the period from January 1, 2004 (date of inception of exploration stage) to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006 and the results of its operations and its cash flows and the changes in stockholders’ equity for the years then ended and the period from January 1, 2004 (date of inception of exploration stage) to December 31, 2007 in accordance with accounting principles generally accepted in the United States of America.

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS
Vancouver, Canada
March 13, 2008

Eden Energy Corp.
(An Exploration Stage Company)
Consolidated Balance Sheets

	December 31,	December 31,
	2007	2006
Assets
Current Assets
Cash and cash equivalents	$19,617,518	$23,438,355
Receivables	271,068	208,976
Prepaid expenses	97,654	36,504
Current portion of deferred financing costs	127,324	191,004
Total Current Assets	20,113,564	23,874,839
Oil and gas properties, unproven (Note 5)	19,397,375	11,816,603
Restricted cash (Note 11)	114,682	974,067
Property and equipment, net of depreciation of $22,471 (2006 - $7,984)	113,595	50,762
Deferred financing costs, net of amortization of $445,676 (2006 - $254,672)	–	127,324
Total Assets	$39,739,216	$36,843,595

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$2,440,031	$262,471
Total Current Liabilities	2,440,031	262,471
Asset Retirement Obligations (Note 6)	113,262	–
Convertible notes, net of unaccreted discount of $430,746 (2006 - $1,076,866) (Note 9)	8,194,254	7,548,134
Total Liabilities	10,747,547	7,810,605
Stockholders’ Equity
Preferred Stock:
10,000,000 preferred shares authorized, $0.001 par value
None issued	–	–
Common Stock: (Note 10)
100,000,000 shares authorized, $0.001 par value
42,763,326 (42,188,195) shares issued and outstanding	42,763	42,188
Additional paid-in capital	42,897,632	41,612,921
Accumulated other comprehensive income	35,176	35,084
Deficit accumulated prior to the exploration stage	(555,139)	(555,139)
Deficit accumulated during the exploration stage	(13,428,763)	(12,102,064)
Total Stockholders’ Equity	28,991,669	29,032,990
Total Liabilities and Stockholders’ Equity	$39,739,216	$36,843,595

The accompanying notes are an integral part of these consolidated financial statements

Eden Energy Corp.
(An Exploration Stage Company)
Consolidated Statements of Operations

			January 1, 2004
			(Date of Inception
			of Exploration
	Year Ended	Year Ended	Stage) To
	December 31,	December 31,	December 31,
	2007	2006	2007

Revenue
Oil and gas (Note 5)	$62,254	$–	$62,254

Expenses

Consulting (Note 10)
- cash	–	84,000	635,030
- stock-based compensation	135,501	625,351	760,852
Depreciation and amortization	207,088	198,350	469,745
General and administrative
- cash	644,981	699,533	1,774,790
- stock-based compensation	22,213	2,019	24,232
Impairment loss on oil and gas properties	–	2,272,162	2,272,162
Interest expense (Note 9)	190,016	1,274,924	5,962,250
Management fees (Notes 7 and 10)
- cash	472,028	371,000	1,038,028
- stock-based compensation	602,968	1,377,324	2,067,792
Oil and gas operating expenses	44,134	–	44,134
Professional fees	221,573	196,655	712,846

Operating expenses	2,540,502	7,101,318	15,761,861

Loss before other items	(2,478,248)	(7,101,318)	(15,699,607)

Other items

Gain on foreign exchange	125,286	–	125,286
Loss on disposal of equipment	(1,544)	–	(1,544)
Interest income	1,027,807	883,785	2,147,102

Net loss	(1,326,699)	(6,217,533)	(13,428,763)

Other comprehensive (loss) income

Foreign currency translation adjustment	92	35,084	35,176

Comprehensive loss	$(1,326,607)	$(6,182,449)	$(13,393,587)

Basic and diluted loss per share	$(0.03)	$(0.15)

Weighted average number of common shares outstanding	42,357,000	40,916,000

The accompanying notes are an integral part of these consolidated financial statements

Eden Energy Corp.
(An Exploration Stage Company)
Consolidated Statements of Cash Flows

			January 1, 2004
			(Date of Inception
			of Exploration
	Year Ended	Year Ended	Stage) To
	December 31,	December 30,	December 31,
	2007	2006	2007

Cash provided by (used in):

Operating Activities:
Net loss from operations	$(1,326,699)	$(6,217,533)	$(13,428,763)

Non-cash items:

Impairment of oil and gas properties	–	2,272,162	2,272,162
Interest expense relating to accretion of convertible debt	188,182	370,308	4,796,499
Interest expense paid by issue of common stock	–	897,671	1,078,885
Depletion and depreciation	207,088	198,350	469,745
Loss on disposal of equipment	1,544	–	1,544
Stock-based compensation	760,682	2,004,694	3,089,157

Changes in non-cash operating assets and liabilities:

Receivables	(36,323)	(8,976)	(45,299)
Prepaid expenses and other	(61,150)	(34,304)	(97,654)
Accounts payable and accrued liabilities	11,306	(331,977)	134,183

	(255,370)	(849,605)	(1,729,541)

Investing Activities:
Net assets acquired of Frontier Explorations Ltd.	–	–	(475)
Restricted cash	859,385	(974,067)	(114,682)
Purchase of property and equipment	(80,215)	(52,538)	(138,961)
Oil and gas property acquisition and exploration, net	(4,344,729)	(8,677,751)	(16,740,869)

	(3,565,559)	(9,704,356)	(16,994,987)

Financing Activities:
Issuance of common stock, net of issuance costs	–	15,874,636	29,804,870
Proceeds from convertible notes	–	–	8,502,000

	–	15,874,636	38,306,870

Effect of exchange rate changes on cash	92	35,084	35,176

Increase (decrease) in cash and cash equivalents	(3,820,837)	5,355,759	19,617,518

Cash and cash equivalents, beginning	23,438,355	18,082,596	–

Cash and cash equivalents, ending	$19,617,518	$23,438,355	$19,617,518

Non-cash financing and investing activities:
Interest capitalized to oil and gas properties	$981,293	$275,811	$1,257,104
Issue of common stock for interest expense	$524,604	$897,670	$1,603,488
Issue of common shares for oil and gas properties	$–	$–	$450,000
Issue of convertible debenture, net of discount	$–	$–	$400,000
Debt assumed by previous management	$–	$–	$19,846

Supplementary disclosure:
Interest paid	$322	$34	$1,505
Income taxes paid	$–	$–	$–

The accompanying notes are an integral part of these consolidated financial statements

Eden Energy Corp.
(An Exploration Stage Company)
Consolidated Statement of Stockholders’ Equity
From January 1, 2004 (Date of Inception of Exploration Stage) to December 31, 2007

				Retained
				earnings
				(deficit)	Deficit
				accumulated	accumulated	Accumulated	Total
			Additional	prior to the	during the	Other	stockholders'
	Common stock		paid-in	exploration	exploration	Comprehensive	equity
	Shares	Amount	capital	stage	stage	Income	(deficiency)
Balance, December 31, 2003	17,145,868	$17,146	$525,808	$(555,139)	$–	$–	$(12,185)
November 1, 2004: Issued for acquisition of
Oil and Gas Property	500,000	500	449,500	–	–	–	450,000
November 12, 2004: Issued for cash	6,190,000	6,190	3,088,810	–	–	–	3,095,000
November 24, 2004: Issued for cash	20,000	20	9,980	–	–	–	10,000
Stock-based compensation	–	–	169,740	–	–	–	169,740
Convertible debenture:
Intrinsic value	–	–	500,000	–	–	–	500,000
Discount interest rate	–	–	100,000	–	–	–	100,000
Debt assumed by previous management	–	–	19,846	–	–	–	19,846
Net loss for the year	–	–	–	–	(322,124)	–	(322,124)
Balance, December 31, 2004	23,855,868	23,856	4,863,684	(555,139)	(322,124)	–	4,010,277
April 5, 2005: Issued for cash	25,000	25	12,475	–	–	–	12,500
April 5, 2005: Issued for cash	3,840,068	3,840	5,348,340	–	–	–	5,352,180
April 29, 2005: Issued for cash	200,000	200	299,800	–	–	–	300,000
June 1, 2005: Issue for cash	30,000	30	14,970	–	–	–	15,000
July 6, 2005: Issue for cash	250,000	250	199,750	–	–	–	200,000
July 7, 2005: Issue for cash	75,000	75	37,425	–	–	–	37,500
July 11, 2005: Issued for cash	390,000	390	779,610	–	–	–	780,000
July 15, 2005: Conversion of convertible
debt (Note 9)	2,131,944	2,132	530,854	–	–	–	532,986
July 19, 2005: Issued for cash	20,000	20	39,980	–	–	–	40,000
July 20, 2005: Issued for cash	165,000	165	329,835	–	–	–	330,000
July 22, 2005: Issued for cash	58,334	58	116,610	–	–	–	116,668
July 28, 2005: Issued for cash	12,500	13	24,987	–	–	–	25,000
August 4, 2005: Issued for cash	110,000	110	219,890	–	–	–	220,000
August 9, 2005: Issued for cash	30,000	30	59,970	–	–	–	60,000
August 10, 2005: Issued for cash	900,000	900	1,799,100	–	–	–	1,800,000
Subtotal	32,093,714	$32,094	$14,677,280	$(555,139)	$(322,124)	$–	$13,832,111

The accompanying notes are an integral part of these consolidated financial statements

Eden Energy Corp.
(An Exploration Stage Company)
Consolidated Statement of Stockholders’ Equity
From January 1, 2004 (Date of Inception of Exploration Stage) to December 31, 2007

				Retained
				earnings
				(deficit)	Deficit
				accumulated	accumulated	Accumulated	Total
			Additional	prior to the	during the	Other	stockholders'
	Common stock		paid-in	exploration	exploration	Comprehensive	equity
	Shares	Amount	Capital	stage	stage	Income	(deficiency)
Carry forward	32,093,714	$32,094	$14,677,280	$(555,139)	$(322,124)	$–	$13,832,111
August 11, 2005: Issued for cash	50,000	50	124,950	–	–	–	125,000
August 16, 2005: Issued for cash	75,000	75	149,925	–	–	–	150,000
August 19, 2005: Issued for cash	116,700	117	233,283	–	–	–	233,400
August 25, 2005: Issued for cash	50,000	50	49,950	–	–	–	50,000
September 2, 2005: Issued for cash	35,000	35	69,965	–	–	–	70,000
September 8, 2005: Issued for cash	20,000	20	39,980	–	–	–	40,000
September 14, 2005: Issued for cash	100,000	100	49,900	–	–	–	50,000
September 15, 2005: Issued for cash	200,000	200	149,800	–	–	–	150,000
September 27, 2005: Issued for cash	1,065,972	1,066	531,920	–	–	–	532,986
October 12, 2005: Issued for cash	150,000	150	74,850	–	–	–	75,000
October 18, 2005: Issued for cash	12,500	13	24,987	–	–	–	25,000
October 25, 2005: Issued for cash	17,500	17	34,983	–	–	–	35,000
November 28, 2005: Conversion of
convertible debt	90,000	90	449,910	–	–	–	450,000
December 1, 2005: Issued for interest on
convertible debt	59,291	59	148,169	–	–	–	148,228
Convertible debenture:
Intrinsic value	–	–	3,854,490	–	–	–	3,854,490
Discount interest rate	–	–	2,039,490	–	–	–	2,039,490
Stock-based compensation	–	–	140,141	–	–	–	140,141
Net loss for the year	–	–	–	–	(5,562,407)	–	(5,562,407)
Balance, December 31, 2005	34,135,677	34,136	22,843,973	(555,139)	(5,884,531)	–	16,438,439
February 6, 2006: Issued for cash	57,500	57	114,943	–	–	–	115,000
February 17, 2006: Issued for cash	50,000	50	49,950	–	–	–	50,000
February 24, 2006: Issued for cash	7,366,520	7,367	15,602,268	–	–	–	15,609,635
March 8, 2006: Issued for cash	100,000	100	49,900	–	–	–	50,000
March 9, 2006: Issued for cash	50,000	50	49,950	–	–	–	50,000
June 1, 2006: Issued for interest on
convertible debt (Note 9)	113,258	113	261,513	–	–	–	261,626
Subtotal	41,872,955	$41,873	$38,972,497	$(555,139)	$(5,884,531)	$–	$32,574,700

The accompanying notes are an integral part of these consolidated financial statements

Eden Energy Corp.
(An Exploration Stage Company)
Consolidated Statement of Stockholders’ Equity
From January 1, 2004 (Date of Inception of Exploration Stage) to December 31, 2007

				Retained
				earnings
				(deficit)	Deficit
				accumulated	accumulated	Accumulated	Total
			Additional	prior to the	during the	Other	stockholders'
	Common stock		paid-in	exploration	exploration	Comprehensive	equity
	Shares	Amount	Capital	stage	stage	Income	(deficiency)
Carry forward	41,872,955	$41,873	$38,972,497	$(555,139)	$(5,884,531)	$–	$32,574,700
July 31, 2006: Issued for penalty (Note 10(i))	165,774	166	372,819	–	–	–	372,985
December 1, 2006: Issued for interest on
convertible debt (Note 9)	149,466	149	262,911	–	–	–	263,060
Stock-based compensation	–	–	2,004,694	–	–	–	2,004,694
Foreign currency translation adjustment	–	–	–	–	–	35,084	35,084
Net loss for the year	–	–	–	–	(6,217,533)	–	(6,217,533)
Balance, December 31, 2006	42,188,195	42,188	41,612,921	(555,139)	(12,102,064)	35,084	29,032,990
June 1, 2007: Issued for interest on
convertible debt (Note 9)	242,245	242	261,383	–	–	–	261,625
December 1, 2007: Issued for interest on
convertible debt (Note 9)	332,886	333	262,646	–	–	–	262,979
Stock-based compensation	–	–	760,682	–	–	–	760,682
Foreign currency translation adjustment	–	–	–	–	–	92	92
Net loss for the year	–	–	–	–	(1,326,699)	–	(1,326,699)
Balance, December 31, 2007	42,763,326	$42,763	$42,897,632	$(555,139)	$(13,428,763)	$35,176	$29,991,669

The accompanying notes are an integral part of these consolidated financial statements

Eden Energy Corp.
(An Exploration Stage Company)
December 31, 2007
Notes to the Consolidated Financial Statements

1.	Nature and Continuance of Operations

The Company is involved in oil and gas exploration activities in Alberta, Canada, and Colorado and Nevada, USA.

The Company’s consolidated financial statements are prepared on a going concern basis in accordance with generally accepted accounting principles in the United States which contemplates the realization of assets and discharge of liabilities and commitments in the normal course of business. The Company is in the exploration stage of its resource business and has experienced negative cash flows from operations to date and has accumulated losses of $13,428,763 since inception of the exploration stage. To date the Company has funded operations through the issuance of capital stock and debt. Management’s plan is to continue raising additional funds through future equity or debt financings as needed until it achieves profitable operations from its oil and gas activities. The ability of the Company to continue its operations as a going concern is dependent on continuing to raise sufficient new capital to fund its exploration and development commitments and to fund ongoing losses if, as and when needed, and ultimately on generating profitable operations.

2.	Significant Accounting Policy

Basis of Presentation and Consolidation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in United States dollars. The Company has not produced significant revenues from its principal business and is an exploration stage company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7 “Accounting and Reporting by Development Stage Enterprises”. These financial statements include the accounts of the Company and its wholly owned subsidiaries, Frontier Exploration Ltd. (“Frontier”), Southern Frontier Explorations Ltd. (“Southern”), companies incorporated and based in the State of Nevada, Eden Energy (North) Ltd. (“Eden North”), a company incorporated and based in the Province of Alberta, Canada, and Eden Energy Colorado LLC (“Eden Colorado”), a company incorporated and based in the State of Colorado. All intercompany transactions and balances have been eliminated. The Company’s fiscal year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The most significant estimates with regard to these financial statements relate to carrying values of oil and gas properties, stock-based compensation, convertible notes, the provision for income taxes and provision for asset retirement obligation.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Foreign Currency Translation

The Company’s and its United States subsidiaries’ functional and reporting currency is the United States dollar. The functional currency of the Company’s Canadian subsidiary is the Canadian dollar. The financial statements of the subsidiary are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation” using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income as a component of stockholders’ equity. Foreign currency transaction gains and losses are included in current operations. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Eden Energy Corp.
(An Exploration Stage Company)
December 31, 2007
Notes to the Consolidated Financial Statements

2.	Significant Accounting Policies (continued)

Oil and Gas Properties

The Company utilizes the full cost method to account for its investment in oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including such costs as leasehold acquisition costs, capitalized interest costs relating to unproved properties, geological expenditures, tangible and intangible development costs including direct internal costs are capitalized to the full cost pool. When the Company commences production from established proven oil and gas reserves, capitalized costs, including estimated future costs to develop the reserves and estimated abandonment costs, net of salvage, will be depleted on the units-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects including capitalized interest, if any, are not depleted until proved reserves associated with the projects can be determined. If the future exploration of unproved properties are determined uneconomical the amount of such properties are added to the capitalized cost to be depleted. As of December 31, 2007, all of the Company's oil and gas properties were unproved and were excluded from depletion.

The capitalized costs included in the full cost pool are subject to a "ceiling test", which limits such costs to the aggregate of the estimated present value, using a ten percent discount rate, of the future net revenues from proved reserves, based on current economic and operating conditions plus the lower of cost and estimated net realizable value of unproven properties.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in the statement of operations.

Property and Equipment

Property and equipment is recorded at cost of $74,456 (2006 - $58,746) less accumulated depreciation of $22,471 (2006 - $7,984). Depreciation is recorded on the straight-line basis over five years.

Asset Retirement Obligations

The Company accounts for asset retirement obligations in accordance with the provisions of Statement of Financial Accounting Standard (SFAS) No. 143 “Accounting for Asset Retirement Obligations”. SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs an obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. The estimated fair value of the asset retirement obligation is based on the current cost escalated at an inflation rate and discounted at a credit adjusted risk-free rate. This liability is capitalized as part of the cost of the related asset and amortized over its useful life. The liability accretes until the Company settles the obligation.

Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128 "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations. Basic EPS is computed by dividing net loss available to common shareholders by the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. Shares underlying these securities totaled approximately 20,956,700 as of December 31, 2007. Diluted loss per share figures are equal to those of basic loss per share for each period since the effects of convertible debt, stock options and warrants have been excluded as they are anti-dilutive.

Other Comprehensive Income (Loss)

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. For the year ended December 31, 2007 and 2006, the only components of comprehensive loss were foreign currency translation adjustments.

Eden Energy Corp.
(An Exploration Stage Company)
December 31, 2007
Notes to the Consolidated Financial Statements

2.	Significant Accounting Policies (continued)

Financial Instruments

The carrying value of the Company’s financial instruments, consisting of cash and cash equivalents, restricted cash, receivables, and accounts payable and accrued liabilities approximate fair value due to the relatively short maturity of these instruments. The Company has recorded the carrying value of Convertible Notes at the estimated fair value as described in Note 8. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash in excess of the federally insured amount of $100,000. To date, the Company has not incurred a loss relating to this concentration of credit risk.

Income Taxes

The Company follows the liability method of accounting for income taxes as set forth in SFAS No. 109, “Accounting for Income Taxes”. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Debt Issue Costs

In accordance with the Accounting Principles Board Opinion 21 “Interest on Receivables and Payables”, the Company recognizes debt issue costs on the balance sheet as deferred charges, and amortizes the balance over the term of the related debt. The Company follows the guidance in the EITF 95-13 “Classification of Debt Issue Costs in the Statement of Cash Flows” and classifies cash payments for debt issue costs as a financing activity. During the year ended December 31, 2007, the Company recognized amortization expense of $191,004 (2006 - $191,004).

Stock – Based Compensation

The Company has a stock-based compensation plan (Note 10), whereby stock options are granted in accordance with the policies of the stock option plan. The Company records stock-based compensation in accordance with SFAS No. 123R “Share Based Payments”, using the fair value method.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Revenue Recognition

Oil and natural gas revenues are recorded using the sales method whereby the Company recognizes oil and natural gas revenue based on the amount of oil and gas sold to purchasers when title passes, the amount is determinable and collection is reasonably assured. Actual sales of gas are based on sales, net of the associated volume charges for processing fees and for costs associated with delivery, transportation, marketing, and royalties in accordance with industry standards. Operating costs and taxes are recognized in the same period of which revenue is earned.

3.	Recently Issued Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 141R, “Business Combinations”. This statement replaces SFAS 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141R also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements Liabilities – an Amendment of ARB No. 51”. This statement amends ARB 51 to establish accounting and reporting standards for the Non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

Eden Energy Corp.
(An Exploration Stage Company)
December 31, 2007
Notes to the Consolidated Financial Statements

3.	Recently Issued Accounting Pronouncements (continued)

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

4.	Recently Adopted Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two- step method of first evaluating whether a tax position has met a more likely than not recognition threshold and, second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified balance sheet as well as on de-recognition, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement did not have a material effect on the Company's financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 did not have a material effect on the Company’s financial statements. In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the over-funded or under-funded status of a defined benefit post-retirement plan (other than a multiemployer plan) as an asset or liability in its balance sheet and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of cash flows, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement did not have a material effect on the Company's financial statements.

5.	Oil and Gas Properties

The Company’s oil and gas properties are located in the United States and Canada and are unproven.

	December 31,	December 31,
	2007	2006
Canada
Acquisition costs	$62,571	$-
Exploration costs	2,034,917	1,462,241
Less: cumulative impairment	(1,462,241)	(1,462,241)
	635,247	-
United States
Acquisition costs	4,544,557	4,274,485
Exploration costs	15,027,492	8,352,039
Less: cumulative impairment	(809,921)	(809,921)
	18,762,128	11,816,603
Total	$19,397,375	$11,816,603

Eden Energy Corp.
(An Exploration Stage Company)
December 31, 2007
Notes to the Consolidated Financial Statements

5.	Oil and Gas Properties (continued)

Noah Project - Nevada

The Company entered into an Assignment Agreement with Fort Scott Energy Corp (“Fort Scott”) dated August 5, 2004, in which the Company acquired Fort Scott’s interest in a Participation Agreement dated April 26, 2004 with Cedar Strat Corporation (“Cedar Strat”). The Participation Agreement provided for the acquisition and development of certain petroleum and natural gas rights and leases in an area of mutual interest in eastern Nevada, consisting of approximately 211,000 gross acres, known as the Noah Project.

The Assignment Agreement provides for Fort Scott to retain a 2% over-riding royalty in the area of mutual interest (“AMI”) and for each 10 million barrels of proven reserves on the lands underlying the leases, the Company is committed to issue 1,000,000 shares of common stock to Fort Scott, up to a maximum of 10,000,000 shares of common stock.

Upon the fulfillment of the obligations set out in the Participation Agreement, the Company will earn an 80.5% net revenue interest in the lands underlying the leases, and Cedar Strat will be vested with a 5% over-riding royalty interest. Cedar Strat also retains a 5% back in working interest which may be adjusted upwards to as much as a 12.5% back in working interest should the Company elect not to proceed with the drilling election pursuant to the terms of the Participation Agreement.

On March 1, 2007, the Company entered into a Letter Agreement with Cedar Strat whereby the future development plan of the Noah project was confirmed and approximately 21,000 acres of peripheral leases were transferred to Cedar Strat.

Effective March 29, 2007, the Company entered into an Amendment to the Participation Agreement with Cedar Strat for this prospect. Under the terms of the Amendment, the acreage block at Noah has been divided into four Prospect Areas with each Prospect Area encompassing approximately 50,000 acres of leases. The Prospect Areas are designated Prospect Area 1 to 4 sequentially from north to south. The Amendment calls for the prospect areas to be worked sequentially from North to South by the Company either by; 1) electing to drill an initial test well within the designated Prospect Area, 2) electing to drill a subsequent well or wells within the designated Prospect Area or, 3) electing to complete a seismic program of no less than twenty-five linear miles in the next sequential untested Prospect Area. As agreed, the Company will initiate the sequential work by drilling an Initial Test Well in Prospect Area 1 to a depth of approximately 7,000 to 9,000 feet by no later than November 30, 2008.

Under the terms of the Amendment, drilling or seismic operations shall begin within each specified Prospect Area no later than 12 months following the required election date unless extended by both parties acting reasonably. The Company shall have ninety (90) days from release of either the drilling rig or completion rig, whichever is later, of the Initial Test Well in the designated Prospect Area, to elect to either drill a Subsequent Well(s) in the Prospect Area or complete a Seismic Program in the next untested Prospect Area. The Company shall have 180 days from the release of the seismic crew to elect to drill an Initial Test Well in the newly designated Prospect Area or elect to complete a Seismic Program in the next untested Prospect Area.

Under the terms of the Amendment, if the Company drills an Initial Test Well or Subsequent Well(s) to the base of the sub-thrust Devonian Formation or 17,000 feet, whichever is shallower, the Company will retain all rights, title and interest in all leases and lands within that particular Prospect Area. In each Prospect Area that the Company drills an Initial Test Well or Subsequent Well(s) to a depth shallower than the base of the sub-thrust Devonian or 17,000 feet, the Company shall retain all rights, title and interest in all leases and lands within the Prospect Area, to a depth of 1,000 feet below the base of the deepest Formation penetrated. If in this case, the Company elects not to drill a Subsequent Well, then the Company will offer all deeper rights in the leases within the Prospect Area to Cedar Strat and Cedar Strat shall have 90 days from receipt of such notice in which to exercise this option. Failure of Cedar Strat to exercise its option within such 90 day period shall be deemed as a waiver of its option right.

Should the Company elect not to drill an Initial Test Well in Prospect Areas 2, 3, or 4, then the Company shall, at Cedar Strat’s option, relinquish and assign to Cedar Strat, all right, title and interest in all leases and lands subject to the Participation Agreement lying within the specific Prospect Area, within 90 days after receiving written notice from Cedar Strat of its intent to exercise its option. Cedar Strat’s right to exercise its option shall also be for a 90 day period after receiving written notice from the Company of its election not to drill the Prospect Area. Failure of Cedar Strat to exercise its option within such 90 day period shall be deemed as a waiver of its option right.

Rental payments on the initial acreage and any subsequently acquired acreage will be maintained by the Company during this development period, except on any acreage which Cedar Strat may elect to acquire pursuant to the exercise of its options.

Effective March 29, 2007, the Company entered into a Farm-Out Agreement with Midland Texas based Fasken Nevada - 1, LLC and Fasken Oil and Ranch LP, privately held companies (the “Partner”) for the drilling of the Noah prospect as defined in the Amendment to the Participation Agreement with Cedar Strat. The Partner will pay 2/3rd’s of the cost to drill, test and complete the first well in the first Prospect Block and the Company will pay 1/3rd. The Partner will act as operator. Upon drilling and completing the first well in Prospect Area 1 the Partner will be assigned a 50% interest in the Company’s leases in Prospect Area 1 as provided for in the Amendment to the Participation Agreement with Cedar Strat.

Eden Energy Corp.
(An Exploration Stage Company)
December 31, 2007
Notes to the Consolidated Financial Statements

5.	Oil and Gas Properties (continued)

Provided the Partner has met its obligations in Prospect Area 1, it shall have the option to proceed to develop Prospect Area 2. If it elects to proceed with developing Prospect Area 2, the Partner shall pay a prospect recovery fee of $2,000,000 to the Company for costs incurred on Prospect Area 1 and shall have the right to earn a 50% interest in the Prospect Area by paying 2/3rd’s of any seismic programs and the drilling and completing to casing point of a second well. Thereafter, the Partner shall continue to have the right to earn in subsequent Prospect Areas under the same terms but with no further prospect recovery fees.

The first well has been staked and is expected to be drilled for an estimated net cost to the Company of $1,340,000. On July 9, 2007 the Partner received approval on the required Federal and State permits to drill the well. The spudding of the first well (designated as “Noah Federal No. 1 well”) is scheduled, weather permitting, for Spring 2008.

Cherry Creek Project - Nevada

On October 21, 2005, the Company entered into a separate Letter Agreement with Cedar Strat for the exploration and development of petroleum and natural gas rights and leases in an AMI in northeastern Nevada, known as the Cherry Creek project. The Company paid Cedar Strat $216,000 for exploration expenses, which included gravity and field mapping.

Effective January 24, 2006, the Company entered into a formal Joint Participation Agreement with Cedar Strat for the Cherry Creek project. Pursuant to the Joint Participation Agreement, the Company agreed to participate in Cedar Strat’s Cherry Creek project and pay Cedar Strat a $750,000 prospect fee. The Company also agreed to accept responsibility for acquiring and funding Bureau of Land Management (“BLM”) leases and private fee leases, if applicable, in order to facilitate the exploration efforts. The Company assumed the obligation to pay the annual rental on such leases.

On March 14, 2006, the Company acquired approximately 76,459 gross acres of oil and gas lease lands at auction in northeastern Nevada, which were subsequently reduced to approximately 69,982 gross acres. On September 30, 2006, the Company gave notice to surrender the low priority leases to Cedar Strat and retained approximately 18,500 gross acres of premium prospective leases. On December 12, 2006, the Company acquired approximately 2,500 additional gross acres of oil and gas leases at auction. Subsequent to December 12, 2006 the Company acquired additional leases from the BLM.

On March 1, 2007, the Company entered into a Letter Agreement with Cedar Strat whereby approximately 2,500 acres of peripheral Cherry Creek acreage were transferred to Cedar Strat leaving the Company with approximately 26,000 gross acres of oil and gas leases at Cherry Creek. Further evaluation of the geological and other data, including drilling results from nearby Noah, is required prior to making additional exploration decisions in this area.

Chinchaga Project - Alberta

On March 13, 2006, the Company entered into a farm-in arrangement with Suncor Energy Inc. (“Suncor”) of Calgary, Alberta. The arrangement provided for the Company to participate, with a 50% working interest and with other partners, in the cost to drill an exploratory well on approximately 18,000 gross acres of leases owned by Suncor, while retaining options to drill a second well to earn additional acreage. Suncor retains a 12.5% gross overriding royalty on the lands which are known as the Chinchaga area.

By drilling the first well which was plugged and abandoned on January 22, 2007, the Company earned a 50% working interest in approximately 7,000 gross acres. The Company and its partners elected not to drill the Option Well or acquire the additional Option Lands that were available. The partners acquired an additional 1,279 gross acres at a February 8, 2007 land sale of which the Company holds a 55.56% working interest, due to one partner declining to participate in the land acquisition.

On February 14, 2007, the Company entered into a separate farm-in arrangement with Suncor. Under the terms of this arrangement, the Company participated with a 10% working interest, in the drilling of an exploratory well and earned a 10% working interest in approximately 9,600 gross acres. Suncor retains a 12.5% gross overriding royalty on these lands. The Company acquired a 10% interest in an additional 5,120 gross acres of offsetting lands at an approximate cost of $60,000. These lands are subject to a 7.5% overriding royalty to Suncor. The Company also earned a first right of refusal to equalize its proportionate share in another 5,760 gross acres held by Suncor. The well spud on February 10, 2007 and reached final depth of 8,415 feet. On March 19, 2007, the Company and its partners reported the well was dry and was to be abandoned.

The Company has recognized total impairment of $1,462,241 related to the two dry wells.

Within the past year, the Alberta government changed their oil and gas royalty assessment rates, and then subsequently announced they are reviewing some aspects of the changes. Due to this status, the Company and its partners have agreed to defer exploration decisions until such time as the matter is clarified.

Eden Energy Corp.
(An Exploration Stage Company)
December 31, 2007
Notes to the Consolidated Financial Statements

5.	Oil and Gas Properties (continued)

Ant Hill Unit Drilling and Development Project – Colorado

Effective September 1, 2006, the Company entered into a farm-in agreement with Starlight Oil and Gas LLC and Starlight Corporation (“Starlight”) to undertake a development drilling program located in western Colorado. Under the terms of the agreement, the Company has paid Starlight a prospect fee of $900,000. Starlight will participate for a 10% working interest and the Company will have a 75% working interest in the prospective lands. Starlight will retain a 7.5% gross overriding royalty on the lands.

The Ant Hill Unit is a 20,000 acre federal exploratory unit currently operated by EnCana Oil and Gas (USA) (“EnCana”). Under a Drilling and Development Agreement executed between Starlight and EnCana on May 5, 2006, and which the Company became a party to, the Company and Starlight have agreed to drill a minimum of four wells in areas outside of the current Participating Areas (PA’s) commencing in the fall of 2006. The wells will be drilled on 160 acre drilling blocks typically encompassing standard governmental quarter sections. By drilling and completing these wells, the existing federal exploratory unit will remain in effect for several more years. The Company and Starlight will carry EnCana for 15% of the total well cost in each new well drilled on 40-acre drill site quarter/quarter section. For each well drilled, the Company and Starlight will also earn a 100% interest in a diagonal 40-acre tract, located in the same 160-acre quarter section. EnCana retains its 100% interest in the two remaining offset locations in each 160 acre drilling block.

After the initial four locations are drilled, the Company and Starlight may elect to develop additional 160-acre drilling blocks on any acreage outside the existing PA’s under the same terms. The Company has now drilled and recompleted its first two wells as planned and in January 2008 completed its second two wells. The four wells are tied in and flow rates are stabilizing.

On August 31, 2007 the Company entered into an agreement with Starlight where Starlight assigned to the Company all of its rights, title, and interests in both the Ant Hill Drilling and Development Agreement with EnCana and the related Participation Agreement with the Company.

The Company has received or accrued $62,254 gross revenue from gas and liquid sales from its first two wells.

6.	Asset Retirement Obligations

A reconciliation between the opening and closing asset retirement obligations balance is provided below:

	December 31,	December 31,
	2007	2006
	$	$

Beginning asset retirement obligations	–	–
Liabilities incurred	113,016	–
Deletions related to property disposals	–	–
Accretion	246	–

Total asset retirement obligations	113,262	–

The Company is required to recognize the estimated liability for future costs associated with the abandonment of its oil and gas properties including the costs of reclamation of drilling sites, storage and transmission facilities and access roads. The Company estimates the liability based on management’s industry knowledge and on current federal and state regulatory requirements. The present value calculations require an estimate of the economic lives of the Company’s wells, assumptions of future inflation rates to apply to external estimates and the determination of the credit-adjusted risk-free rate to use. The estimated asset retirement obligations are included in carrying values of properties and are subject to depreciation, depletion and accretion calculations over the remaining life of the oil and gas properties.

7.	Related Party Transactions

(a)

The Company entered into a management agreement dated September 1, 2004, as amended May 1, 2006, February 1, 2006, and December 21, 2006 (effective January 1, 2007), with a private company wholly-owned by the President of the Company. Under the terms of the amended agreement, the Company agreed to pay a fee of $16,500 per month. By an amending agreement effective January 1, 2008, the Company agreed to increase the monthly fee to Cdn$20,392 per month. During the year ended December 31, 2007, management fees of $198,000 (2006 - $175,000) were incurred.

Eden Energy Corp.
(An Exploration Stage Company)
December 31, 2007
Notes to the Consolidated Financial Statements

7.	Related Party Transactions (continued)

(b)

The Company entered into a management agreement dated May 1, 2005, as amended February 1, 2006 and December 21, 2006 (effective January 1, 2007) with a director and officer of the Company. Under the terms of the agreement, the Company agreed to pay $11,000 per month. By an amending agreement effective January 1, 2008, the Company agreed to increase the monthly fee to Cdn$13,594 per month. During the year ended December 31, 2007, management fees of $137,028 (2006 - $116,000) were incurred.

(c)

The Company entered into a management agreement dated May 1, 2006, as amended December 21, 2006 (effective January 1, 2007) with a private company wholly-owned by an officer of the Company. Under the terms of the agreement, the Company agreed to pay $11,000 per month. By an amending agreement effective January 1, 2008, the Company agreed to increase the monthly fee to $12,587 per month. During the year ended December 31, 2007, management fees of $137,000 (2006 – $80,000) were incurred.

(d)

During the year ended December 31, 2007, the Company recorded stock-based compensation as follows: $602,967 (2006 - $1,377,324) as management fees to officers and $111,066 (2006 - $235,477) as consulting fees to a director.

Related party transactions are measured at the exchange amount which is the amount of consideration established and agreed to by the related parties.

8.	Commitments

(a)

The Company entered into a consulting agreement dated February 1, 2006, as amended December 1, 2006, with an individual to provide certain investor relations services. Under the terms of the amended agreement, the Company agreed to pay $2,500 per month until such time as the contract is terminated. By an amending agreement effective January 1, 2008, the Company agreed to increase the monthly fee to $2,625 per month.

(b)

Under the terms of its Participation Agreements with Cedar Strat and under the terms of its Agreements with its partners in Chinchaga Alberta, the Company must pay approximately net $332,000 in lease renewal fees over the next twelve months.

(c) The Company has committed to drill an initial test well as the part of the Noah project no later than November 30, 2008 at an estimated net cost of $1,340,000.

(d)

Under a Drilling and Development Agreement executed between Starlight and EnCana on May 5, 2006, which the Company became a party to, the Company and Starlight have agreed to drill a minimum of four additional wells in areas outside of the current Participating Area’s commencing in the fall of 2006. The Company and Starlight will carry EnCana for 15% of the total well cost in each new well drilled on 40 acre drill site quarter/quarter section. The first two wells have been drilled and tied in. On August 31, 2007 the Company acquired Starlight’s interests in the Drilling and Development Agreement and completed the second two wells in late 2007 with an approximate cost per well of $2,000,000.

(e)

On July 6, 2007, the Company entered into a lease agreement commencing September 1, 2007 for office premises for a five-year term expiring August 31, 2012. Annual rent is payable at $181,847 (Cdn$178,386) for the first two years payable in equal consecutive monthly instalments of $15,153 (Cdn$14,865), and $191,172 (Cdn$187,534) for the remaining three years payable in equal consecutive monthly instalments of $15,931 (Cdn$15,628). The Company paid a deposit of $50,737 (Cdn$49,771) which will be applied without interest against the last month’s rent due under the lease. This amount is included in prepaid expenses at December 31, 2007.

During the year ended December 31, 2007, the Company paid rent expense of $90,913 under this lease, and was reimbursed by three sub-lease tenants for $30,614. Future minimum lease payments over the next five fiscal years are as follows:

2008	179,831
2009	182,892
2010	189,053
2011	189,053
2012	126,024

$866,853

Eden Energy Corp.
(An Exploration Stage Company)
December 31, 2007
Notes to the Consolidated Financial Statements

9.	Convertible Notes

On August 25, 2005, the Company issued Convertible Promissory Notes (the “Notes”) to certain institutional investors with a principal amount of $9,075,000, and 907,500 Series “A” detachable share purchase warrants. The Notes bear interest at 6% per annum, mature on August 25, 2008, and may be converted into 1,815,000 shares of common stock on the basis of one share of common stock for every $5 in value of Notes (the “Conversion Price”). Each warrant is exercisable into one share of common stock at an exercise price of $6 per share (the “Exercise Price”) until August 25, 2008. The Company paid cash placement fees of $544,500, offering costs of $28,500 and issued 72,600 Broker Warrants. Each Broker Warrant is exercisable into one share of common stock at an exercise price of $6 per share until August 28, 2008.

The Conversion Price and the Exercise Price are subject to adjustments under certain conditions and events occurring, including the issue of common stock and common stock equivalents, by way of private placements, at a price per share less than the Conversion Price or Exercise Price. Accordingly, upon the completion of the financing on February 24, 2006, the Conversion Price was reduced from $5.00 to $4.32, and the Exercise Price was reduced from $6.00 to $5.04.

In accordance with EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the Company recognized the value of the embedded beneficial conversion feature of $3,854,490 as additional paid in capital as the debt was issued with an intrinsic value conversion feature. In addition, in accordance with EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”, the Company has allocated the proceeds of issuance between the convertible debt and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the detachable warrants of $2,039,490 as additional paid in capital. The Company will record further interest expense over the term of the Convertible Debentures of $2,039,490 resulting from the difference between the stated value and carrying value at the date of issuance. During the year ended December 31, 2005, a debenture with a principal amount of $450,000 was converted into 90,000 shares of common stock. The unamortized balance of the related embedded equity elements of $92,704 was charged to interest expense in 2005. The carrying value of the Convertible Debentures is being accreted to the face value of $8,625,000 at maturity. On June 1, 2007, the Company issued 242,245 shares of common stock in lieu of cash interest payments with a value of $261,625, and on December 1, 2007, the Company issued 332,886 shares of common stock in lieu of cash interest payments with a value of $262,979. On December 1, 2006, the Company issued 149,466 shares of common stock in lieu of cash interest payments with a value of $263,060. At December 31, 2007, accrued interest of $42,534 (2006 - $42,534) is included in accrued liabilities. Interest expense of $646,119 (2006 - $646,119) has been accreted during the year increasing the carrying value of the Convertible Debentures to $8,194,254 (2006 - $7,548,134). Interest expense of $981,293 (2006 - $275,811) was capitalized to the Ant Hill Unit property during the year ended December 31, 2007.

Eden Energy Corp.
(An Exploration Stage Company)
December 31, 2007
Notes to the Consolidated Financial Statements

10.	Capital Stock

During the year ended December 31, 2007, the Company issued the following:

	(a)	On June 1, 2007, the Company issued 242,245 shares of common stock in settlement of accrued interest on convertible debentures of $261,625.

	(b)	On December 1, 2007, the Company issued 332,886 shares of common stock in settlement of accrued interest on convertible debentures of $262,979.

During the year ended December 31, 2006, the Company issued the following:

	(c)	On February 6, 2006, the Company issued 57,500 shares of common stock upon the exercise of 57,500 share purchase warrants at $2.00 per share for proceeds of $115,000.

	(d)	On February 17, 2006, the Company issued 50,000 shares of common stock upon the exercise of 50,000 stock options at $1.00 per share for proceeds of $50,000.

(e)

On February 24, 2006, the Company closed a private placement of 7,366,520 units at $2.25 per unit resulting in gross proceeds of $16,574,670. Each unit consisted of one common share and two share purchase warrants. Each warrant entitles the holder to purchase one additional common share at a price of $3.25 per share and $5.25 per share, respectively, until February 16, 2009. The $5.25 Warrant is only exercisable if the $3.25 Warrant has been exercised. After a registration statement qualifying the re-sale of the common shares has been filed with the SEC and declared effective, the Company has the right to advance the exercise date of the Warrants if the closing price of its shares averages at or above $4.00 or $6.25 for the corresponding Warrants for a period of twenty consecutive trading days. The Company paid a cash placement fee of up to 6% of the gross proceeds of the offering for agent services in the transaction and issued 4% of the gross proceeds raised from the offering in the form of agent’s warrants which have the same terms and conditions as the investors’ warrants.

	(f)	On March 8, 2006, the Company issued 100,000 shares of common stock upon the exercise of 100,000 stock options at $0.50 per share for proceeds of $50,000.

	(g)	On March 9, 2006, the Company issued 50,000 shares of common stock upon the exercise of 50,000 stock options at $1.00 per share for proceeds of $50,000.

	(h)	On June 1, 2006, the Company issued 113,259 shares of common stock in settlement of accrued interest on convertible debentures of $261,626.

(i)

On July 31, 2006, 165,774 common shares were issued in lieu of cash payment for 2% monthly charges relating to the effective date of registration of shares on Eden’s February 2006 financing. A further 165,774 $3.25 and 165,774 $5.25 warrants were issued relating to the same registration statement.

	(j)	On December 1, 2006, the Company issued 149,466 shares of common stock in settlement of accrued interest on convertible debentures of $263,060.

Stock Option Plan

Effective May 1, 2005, the Company amended its stock option plan (the “Amended 2004 Stock Option Plan”) to issue up to 3,000,000 shares of common stock. The plan allows for the granting of share purchase options at a price of not less than fair value of the stock and for a term not to exceed five years. The total number of options granted to any person shall not exceed 5% of the issued and outstanding common stock of the Company. Effective December 20, 2007 the Company amended its stock option plan (the “Amended 2004 Stock Option Plan”) to issue up to 4,276,332 shares of common stock.

During the year ended December 31, 2007:

The Company granted the stock options to a director to acquire up to 100,000 shares of common stock exercisable at $1.13 per share on or before June 11, 2012. One-third of the options vest on October 11, 2007, one-third vest on February 11, 2008 and the final one-third vest on June 11, 2008. The closing market price of the stock on the grant date was $1.09 per share. The fair value for options granted was estimated at the date of grant to be $61,476 using the Black-Scholes option- pricing model assuming an expected life of 2.5 years, a risk-free rate of 4.87% and an expected volatility of 94%. The fair value of these stock options granted was $0.61 per share. During the year ended December 31, 2007, the Company recorded stock-based compensation of $33,939 as management fees.

Eden Energy Corp.
(An Exploration Stage Company)
December 31, 2007
Notes to the Consolidated Financial Statements

10.	Capital Stock (continued)

During the year ended December 31, 2006:

a)

The Company granted the stock options to directors and consultants to acquire up to 772,000 shares of common stock exercisable at $2.50 per share on or before February 28, 2011. One-third of the options vest on April 1, 2006, one-third vest on August 1, 2006 and the final one-third vest on December 1, 2006. The closing market price of the stock on the grant date was $2.50 per share. The fair value for options granted was estimated at the date of grant to be $1,739,934 using the Black-Scholes option-pricing model assuming an expected life of 2.5 years, a risk-free rate of 4.55%, an expected volatility of 205.47% and no expected dividends. The fair value of these stock options granted was approximately $2.25 per share. During the year ended December 31, 2006, the Company recorded stock-based compensation of $1,126,900 as management fees and $613,034 as consulting expense.

b)

The Company granted the stock options to directors and consultants to acquire up to 150,000 shares of common stock exercisable at $2.50 per share on or before May 1, 2011. One-third of the options vest on August 1, 2006, one-third vest on November 1, 2006 and the final one-third vest on December 31, 2006. The closing market price of the stock on the grant date was $2.76 per share. The fair value for options granted was estimated at the date of grant to be $198,694 using the Black-Scholes option-pricing model assuming an expected life of 1 year, a risk-free rate of 5.10%, an expected volatility of 116% and no expected dividends. The fair value of these stock options granted was approximately $1.32 per share. During the year ended December 31, 2006, the Company recorded stock-based compensation of $198,694 as management fees.

c)

The Company granted stock options to directors, employees and consultants to acquire up to 792,000 shares of common stock exercisable at $1.54 per share on or before December 20, 2011. One-third of the options vest on April 20, 2007, one-third vest on August 20, 2007 and the final one-third vest on December 20, 2007. The closing market price of the stock on the grant date was $1.54 per share. The fair value for options granted was estimated at the date of grant to be $792,810 using the Black-Scholes option-pricing model with the following weighted-average assumptions: an expected life of 3 years, a risk-free rate of 4.44%, an expected volatility of 106% and no expected dividends. The weighted average fair value of these stock options granted was approximately $1.01 per share. During the year ended December 31, 2006, the Company recorded stock-based compensation of $51,730 as management fees, $12,318 as consulting fees and $2,019 as payroll expense. During the year ended December 31, 2007, the Company recorded stock-based compensation of $569,029 as management fees, $135,501 as consulting fees and $22,213 as payroll expense.

A summary of the Company’s stock option activity for the year ended December 31, 2007 is as follows:

			Weighted
			Average
		Weighted	Remaining	Aggregate
	Number of	Average	Contractual	Intrinsic
	Options	Exercise Price	Life	Value
Outstanding, December 31, 2006	2,424,000	$ 1.98
Granted	100,000	1.13
Outstanding, December 31, 2007	2,524,000	1.95	3.16	$ 22,500
Exercisable, December 31, 2007	2,457,333	$ 1.92	3.13	$ 22,500

A summary of the status of the Company’s unvested stock options as of December 31, 2007, and changes during the year ended December 31, 2007, is presented below:

		Weighted-Average
		Grant-Date
Unvested options	Number of Shares	Fair Value

Unvested at January 1, 2007	792,000	$1.00
Granted	100,000	0.61
Vested	(825,333)	0.99

Unvested at December 31, 2007	66,667	$0.61

Eden Energy Corp.
(An Exploration Stage Company)
December 31, 2007
Notes to the Consolidated Financial Statements

10.	Capital Stock (continued)

As at December 31, 2007, there was $27,538 of total unrecognized compensation cost related to unvested share-based compensation arrangements granted under the Amended 2004 Stock Option Plan. That cost is expected to be recognized over a weighted-average period of 0.45 years.

Share Purchase Warrants

The following table summarizes the continuity of the Company’s warrants:

		Weighted
	Number of	Average
	Shares	Exercise Price

Balance, December 31, 2006 and 2007	16,436,176	$ 4.30

At December 31, 2007, the following share purchase warrants were outstanding:

Number of Warrants	Exercise Price	Expiry Date

980,100	$ 5.04	August 28, 2008
7,728,038	$ 3.25	February 16, 2009
7,728,038	$ 5.25	February 16, 2009

11.	Restricted Cash

As at December 31, 2006, the Company had secured $974,067 towards a Letter of Credit payable as to $91,667 (CAD$112,500) to HSBC Bank Canada as security for corporate credit cards and $882,400 to Starlight as security for drilling commitments. On September 20, 2007, the portion relating to Starlight was released. As at December 31, 2007, restricted cash consists of $114,682 (CAD$112,500) for security for corporate credit cards.

12.	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred net operating losses of approximately $14,130,000, which commence expiring in 2024. Pursuant to SFAS No. 109, the Company is required to compute tax assets for net operating losses carried forward. Potential assets of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. For the years ended December 31, 2007 and 2006, the valuation allowance established against the deferred tax assets increased by $519,000 and $1,826,000, respectively. The components of the net deferred tax asset at December 31, 2007 and 2006, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

	2007	2006
	$	$

Deferred tax asset
- Oil and gas assets	(2,014,000)	656,000
- Property and equipment	(16,000)	–
- Stock-based compensation	967,000	542,000
- Net operating losses	4,945,000	2,165,000
- Less valuation allowance	(3,882,000)	(3,363,000)

Net deferred tax asset	–	–

Eden Energy Corp.
(An Exploration Stage Company)
December 31, 2007
Notes to the Consolidated Financial Statements

12.	Income Taxes (continued)

The provision for income tax differs from the amount computed by applying statutory rates to earnings before income taxes. The difference results from the following:

	December 31,	December 31,
	2007	2006
	$	$

Earnings (loss) before taxes	(1,327,000)	(6,218,000)
Statutory rate	35%	35%

Computed expected tax (recovery)	(464,000)	(2,176,000)
Non-deductible expenses and timing differences	(55,000)	350,000
Change in valuation allowance	519,000	1,826,000

Reported income taxes	–	–

During the year 2007, the Company did not recognize any interest and penalties. The amount attributed to interest and penalties,if any, would be immaterial.

13.	Subsequent Events

a)

On January 17, 2008, and February 8, 2008 the Company entered into a Note and Warrant Amendment Agreement (“Amendment”) with five of the holders of the convertible debt described in Note 9, whereby the terms of the 6% convertible debt due August 25, 2008 were amended. Upon their election to participate and pursuant to the Amendment, the conversion price for the notes upon 100% conversion has been amended to $0.50 (86% of the closing bid of the last 5 trading days of 2007), the term of their warrants has been amended to expire on August 25, 2009 and the exercise price of the warrants has been amended to $1.00, unless the warrants are exercised within 30 business days of the closing date of the Amendment, in which case the exercise price of the warrants shall be $0.50. In the event that 100% conversion of notes at the time would cause a noteholder to exceed their non-affiliate status, those notes remain unconverted and in accordance with the terms of the Amendment their conversion price is adjusted such that they are convertible into shares at a price of $0.65. The Company has issued 4,438,798 shares of common stock upon the conversion of principal and interest in the amount of $2,219,399, and will recognize a loss on induced conversion of $2,267,000 as a result of the Amendment. The Company also paid a commission of $66,582 for brokerage services. Upon the completion of the conversion of Amendment Notes as described above, those notes and warrants held by noteholders who chose not to participate in the Amendment were repriced such that the conversion price of their notes has been reduced from $4.32 to $3.96 and the exercise price of their warrants has been reduced from $5.04 to $4.61. The number of potential shares issuable underlying the notes outstanding as described in Note 10 increases to approximately 5,546,551.

b)

On January 22, 2007, the Company granted 992,000 stock options to directors and officers to purchase 992,000 shares of common stock at $0.60 per share exercisable for a period of 5 years pursuant to the Amended 2004 Stock Option Plan. One-third of the options vest on April 30, 2008, one-third vest on August 31, 2008 and the final one-third vest on December 31, 2008.

	c)	On February 19, 2008, the Company issued 75,000 common shares upon the exercise of 75,000 warrants at $0.50 per share for proceeds of $37,500.

d)

On March 13, 2008, the Company entered into a Note and Warrant Amendment Agreement (“Amendment”) with one of the holders of the convertible debt described in Note 9, whereby the terms of the 6% convertible debt due August 25, 2008 were amended. Upon their election to participate and pursuant to the Amendment, the conversion price for the notes upon 100% conversion has been amended to $0.70 (approximately 80% of the closing price of the last 5 trading days ending February 29, 2008), the term of their warrants has been amended to expire on August 25, 2009 and the exercise price of the warrants has been amended to $1.10, unless the warrants are exercised within 30 business days of the closing date of the Amendment, in which case the exercise price of the warrants shall be $0.70. The Company has issued 726,667 shares of common stock upon the conversion of principal and interest in the amount of $508,667, and will recognize a loss on induced conversion of $557,000 as a result of the Amendment. The Company also paid a commission of $15,260 for brokerage services.

EDEN ENERGY CORP.

(An Exploration Stage Company)

Consolidated Financial Statements
(Expressed in United States dollars)

March 31, 2008

(Unaudited)

Eden Energy Corp.
(An Exploration Stage Company)
Consolidated Balance Sheets

	March 31,	December 31,
	2008	2007
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$14,076,841	$19,617,518
Accounts receivable	324,265	271,068
Prepaid expenses	90,951	97,654
Deferred financing costs	79,573	127,324
Total Current Assets	14,571,630	20,113,564
Oil and gas properties (Note 4)	22,120,723	19,397,375
Restricted cash (Note 10)	114,682	114,682
Property and equipment, net of depreciation	168,084	113,595

Total Assets	$36,975,119	$39,739,216

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable and accrued liabilities	$356,201	$2,440,031
Convertible notes, less unamortized discount of $150,800 (Note 8)	5,810,270	–
Total Current Liabilities	6,166,471	2,440,031
Asset Retirement Obligations (Note 5)	115,005	113,262
Convertible Notes, less unamortized discount of $nil (2007 - $430,776) (Note 8)	–	8,194,254

Total Liabilities	6,281,476	10,747,547

Contingencies and Commitments (Notes 2, 4, and 7)
Stockholders’ Equity
Preferred Stock:
10,000,000 preferred shares authorized, $0.001 par value
None issued	–	–
Common Stock: (Note 9)
100,000,000 shares authorized, $0.001 par value
48,003,791 (December 31, 2007 – 42,763,326) shares issued and outstanding	48,004	42,763
Additional paid-in capital	48,656,522	42,897,632
Accumulated other comprehensive income	35,167	35,176
Deficit accumulated prior to the exploration stage	(555,139)	(555,139)
Deficit accumulated during the exploration stage	(17,490,911)	(13,428,763)
Total Stockholders’ Equity	30,693,643	28,991,669

Total Liabilities and Stockholders’ Equity	$36,975,119	$39,739,216

The accompanying notes are an integral part of these consolidated statements

Eden Energy Corp.
(An Exploration Stage Company)
Consolidated Statements of Operations
(Unaudited)

			January 1, 2004
			(Date of Inception
	Three Months	Three Months	of Exploration
	Ended	Ended	Stage) To
	March 31,	March 31,	March 31,
	2008	2007	2008

Revenue
Oil and gas	$438,921	$–	$501,175

Expenses

Consulting
- cash	–	–	635,030
- stock-based compensation	2,538	36,955	763,390
Debt conversion expense	2,912,000	–	2,912,000
Depletion, depreciation and amortization	409,845	51,502	879,590
General and administrative
- cash	216,054	128,809	1,990,844
- stock-based compensation	2,307	6,058	26,539
Impairment loss on oil and gas properties	–	–	2,272,162
Interest expense	502,203	–	6,464,453
Management fees
- cash	143,798	115,500	1,181,826
- stock-based compensation	81,719	155,190	2,149,511
Oil and gas operating expenses	284,670	–	328,804
Professional fees	114,334	34,167	827,180

Operating expenses	4,669,468	528,181	20,431,329

Loss before other items	(4,230,547)	(528,181)	(19,930,154)

Other items

(Loss) gain on foreign exchange	(4,197)	–	121,089
Loss on disposal of equipment	–	–	(1,544)
Interest income	172,596	252,683	2,319,698

Net loss	(4,062,148)	(275,498)	(17,490,911)

Other comprehensive (loss) income

Foreign currency translation adjustment	(9)	(20,505)	35,167

Comprehensive loss	$(4,062,157)	$(296,003)	$(17,455,744)

Basic and diluted loss per share	$(0.09)	$(0.01)

Weighted average number of common shares outstanding	46,112,000	42,188,000

The accompanying notes are an integral part of these consolidated statements

Eden Energy Corp.
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
(Unaudited)

			January 1, 2004
			(Date of
			Inception of
	Three Months	Three Months	Exploration
	Ended	Ended	Stage) To
	March 31,	March 31,	March 31,
	2008	2007	2008

Cash provided by (used in):

Operating Activities:
Net loss from operations	$(4,062,148)	$(275,498)	$(17,490,911)

Non-cash items:

Impairment of oil and gas properties	–	–	2,272,162
Interest expense relating to accretion of convertible debt	279,948	–	5,076,447
Interest expense paid by issue of common stock	29,686	–	1,108,571
Depletion, depreciation and amortization	409,845	51,502	879,590
Loss on disposal of equipment	–	–	1,544
Stock-based compensation	86,564	198,203	3,175,721
Debt conversion expense	2,912,000	–	2,912,000

Changes in non-cash operating assets and liabilities:

Accounts receivable	(53,197)	(126)	(98,496)
Prepaid expenses and other	6,703	(40,810)	(90,951)
Accounts payable and accrued liabilities	170,811	(187,185)	304,994

	(219,788)	(253,914)	(1,949,329)

Investing Activities:
Net assets acquired of Frontier Explorations Ltd.	–	–	(475)
Restricted cash	–	–	(114,682)
Proceeds from sale of oil and gas interest	–	200,000	–
Purchase of property and equipment	(65,001)	(7,980)	(203,962)
Oil and gas property acquisition and exploration, net	(5,293,378)	(212,294)	(22,034,247)

	(5,358,379)	(20,274)	(22,353,366)

Financing Activities:
Issuance of common stock, net of issuance costs	37,500	–	29,842,370
Proceeds from convertible notes	–	–	8,502,000

	37,500	–	38,344,370

Effect of exchange rate changes on cash	(10)	(20,505)	35,166

(Decrease) increase in cash and cash equivalents	(5,540,677)	(294,693)	14,076,841

Cash and cash equivalents, beginning	19,617,518	23,438,355	–

Cash and cash equivalents, ending	$14,076,841	$23,143,662	$14,076,841

Non-cash financing and investing activities:
Interest capitalized to oil and gas properties	$–	$289,133	$1,257,104
Issue of common stock for interest expense	$29,686	$–	$1,633,174
Issue of common shares for oil and gas properties	$–	$–	$450,000
Issue of convertible debenture, net of discount	$–	$–	$400,000
Debt assumed by previous management	$–	$–	$19,846

Supplementary disclosure:
Interest paid	$–	$92	$1,505
Income taxes paid	$–	$–	$–

The accompanying notes are an integral part of these consolidated statements

Eden Energy Corp.
(An Exploration Stage Company)
March 31, 2008
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)
(Unaudited)

1.	Basis of Presentation

The unaudited interim consolidated financial statements have been prepared by Eden Energy Corp. (the “Company”) in accordance with generally accepted accounting principles in the United States for interim financial information and conforms with instructions to Form 10-Q of Regulation S-K and reflects all adjustments (all of which are normal and recurring in nature) that, in the opinion of management, are necessary for fair presentation of the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire year ending December 31, 2008. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted. These unaudited interim consolidated financial statements and notes included herein should be read in conjunction with the Company’s audited consolidated financial statements and notes for the year ended December 31, 2007, included in the Company’s Annual Report on Form 10-KSB. The accounting principles applied in the preparation of these interim consolidated financial statements are consistent with those applied for the year ended December 31, 2007.

2.	Nature and Continuance of Operations

The Company is involved in oil and gas exploration activities in Alberta, Canada, and Colorado and Nevada, USA.

The Company’s interim consolidated financial statements are prepared on a going concern basis in accordance with generally accepted accounting principles in the United States which contemplates the realization of assets and discharge of liabilities and commitments in the normal course of business. The Company is in the exploration stage of its resource business and has experienced negative cash flows from operations to date and has accumulated losses of $17,490,911 since inception of the exploration stage. To date the Company has funded operations through the issuance of capital stock and debt. Management’s plan is to continue raising additional funds through future equity or debt financings as needed until it achieves profitable operations from its oil and gas activities. The ability of the Company to continue its operations as a going concern is dependent on continuing to raise sufficient new capital to fund its exploration and development commitments and to fund ongoing losses if, as and when needed, and ultimately on generating profitable operations.

3.	Recently Issued Accounting Pronouncements

In March 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The Company is currently evaluating the impact of SFAS No. 161 on its financial statements, and the adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations”. This statement replaces SFAS 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141R also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements Liabilities – an Amendment of ARB No. 51”. This statement amends ARB 51 to establish accounting and reporting standards for the Non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's future financial statements.

Eden Energy Corp.
(An Exploration Stage Company)
March 31, 2008
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)
(Unaudited)

4.	Oil and Gas Properties

The following table summarized information regarding the Company’s oil and gas acquisition, exploration and development activities:

		United	March 31,		United	December 31,
	Canada	States	2008	Canada	States	2007
	$	$	$	$	$	$
Proven Properties
Acquisition costs	–	1,512,851	1,512,851	–	–	–
Exploration costs	–	13,576,078	13,576,078	–	–	–
Less:
Accumulated depletion	–	(349,839)	(349,839)	–	–	–
	–	14,739,090	14,739,090	–	–	–
Unproven Properties
Acquisition costs	62,571	3,055,616	3,118,187	62,571	4,544,557	4,607,128
Exploration costs	2,038,873	4,496,735	6,535,608	2,034,917	15,027,492	17,062,409
Less:
Impairment costs	(1,462,241)	(809,921)	(2,272,162)	(1,462,241)	(809,921)	(2,272,162)
	639,203	6,742,430	7,381,633	635,247	18,762,128	19,397,375
Net Carrying Value	639,203	21,481,520	22,120,723	635,247	18,762,128	19,397,375

All of the Company’s oil and gas properties are located in the United States and Canada.

Depletion expense – Proven Properties

Depletion expense for the three month period ended March 31, 2008 of $349,839 (2007 - $nil) was recorded in the U.S. cost center and $nil (2007 - $nil) was recorded in the Canadian cost center. All of the Company’s unproven properties are not subject to depletion.

Impairment costs – Unproven Properties

(a)	During 2006, the Company’s unproven property costs in Alberta (Chinchaga Project) were considered impaired resulting in a $1,462,241 non-cash impairment loss.

(b)	During 2006, the Company’s unproven property costs in Nevada (Big Sand Project) were considered impaired resulting in a $809,921 non-cash impairment loss.

The Company’s unproven acquisition and exploration costs were distributed in the following geographic areas:

	March 31,	December 31,
	2008	2007
	$	$
Chinchaga Project, Alberta	639,203	635,247
Canada	639,203	635,247
Noah Project, Nevada	5,866,235	6,239,372
Cherry Creek Project, Nevada	876,195	852,286
Ant Hill Unit Drilling and Development Project, Colorado	–	11,670,470
United States	6,742,430	18,762,128
Total unproven acquisition and exploration costs	7,381,633	19,397,375

Eden Energy Corp.
(An Exploration Stage Company)
March 31, 2008
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)
(Unaudited)

5.	Asset Retirement Obligations

A reconciliation between the opening and closing asset retirement obligations balance is provided below:

	Three Months Ended	Year Ended
	March 31,	December 31,
	2008	2007
	$	$

Beginning asset retirement obligations	113,262	–
Liabilities incurred	–	113,016
Deletions related to property disposals	–	–
Accretion	1,743	246

Total asset retirement obligations	115,005	113,262

6.	Related Party Transactions

(e)

The Company entered into a management agreement dated September 1, 2004, as amended May 1, 2006, February 1, 2006, and December 21, 2006, and January 1, 2008, with a private company wholly-owned by the President of the Company. Under the terms of the amended agreement, the Company agreed to pay a fee of Cdn$20,392 per month. During the three month period ended March 31, 2008, management fees of $61,883 (2007 - $49,500) were incurred.

(f)

The Company entered into a management agreement dated May 1, 2005, as amended February 1, 2006 and December 21, 2006, and January 1, 2008 with a director and officer of the Company. Under the terms of the agreement, the Company agreed to pay Cdn$13,594 per month. During the three month period ended March 31, 2008, management fees of $41,253 (2007 - $33,000) were incurred.

(g)

The Company entered into a management agreement dated May 1, 2006, as amended December 21, 2006, and January 1, 2008 with a private company wholly-owned by an officer of the Company. Under the terms of the agreement, the Company agreed to pay $12,587 per month. During the three month period ended March 31, 2008, management fees of $40,662 (2007 – $33,000) were incurred.

(h)

During the three month period ended March 31, 2008, the Company recorded stock-based compensation as follows: $81,719 (2007 - $155,190) as management fees to officers and $nil (2007 - $36,955) as consulting fees to a director.

Related party transactions are measured at the exchange amount which is the amount of consideration established and agreed to by the related parties.

7.	Commitments

(f)

The Company entered into a consulting agreement dated February 1, 2006, as amended December 1, 2006 and January 1, 2008, with an individual to provide certain investor relations services. Under the terms of the amended agreement, the Company agreed to pay $2,625 per month until such time as the contract is terminated.

(g)

Under the terms of its Participation Agreements and under the terms of its Agreements with its partners in Chinchaga Alberta, the Company must pay approximately net $332,000 in lease renewal fees over the next twelve months.

(h)

On July 6, 2007, the Company entered into a lease agreement commencing September 1, 2007 for office premises for a five-year term expiring August 31, 2012. Annual rent is payable at $181,847 (Cdn$178,386) for the first two years payable in equal consecutive monthly instalments of $15,153 (Cdn$14,865), and $191,172 (Cdn$187,534) for the remaining three years payable in equal consecutive monthly instalments of $15,931 (Cdn$15,628). The Company paid a deposit of $49,690 (Cdn$49,771) which will be applied without interest against the last month’s rent due under the lease. This amount is included in prepaid expenses at March 31, 2008. During the three month period ended March 31, 2008, the Company paid rent expense of $78,914 under this lease, and was reimbursed by three sub-lease tenants for $28,442. Future minimum lease payments over the next five fiscal years are as follows:

2008	179,831
2009	182,892
2010	189,053
2011	189,053
2012	126,024
$866,853

Eden Energy Corp.
(An Exploration Stage Company)
March 31, 2008
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)
(Unaudited)

8.	Convertible Notes

On August 25, 2005, the Company issued Convertible Promissory Notes (the “Notes”) to certain institutional investors with a principal amount of $9,075,000, and 907,500 Series “A” detachable share purchase warrants. The Notes bear interest at 6% per annum, mature on August 25, 2008, and may be converted into 1,815,000 shares of common stock on the basis of one share of common stock for every $5 in value of Notes (the “Conversion Price”). Each warrant is exercisable into one share of common stock at an exercise price of $6 per share (the “Exercise Price”) until August 25, 2008. The Company paid cash placement fees of $544,500, offering costs of $28,500 and issued 72,600 Broker Warrants. Each Broker Warrant is exercisable into one share of common stock at an exercise price of $6 per share until August 28, 2008.

The Conversion Price and the Exercise Price are subject to adjustments under certain conditions and events occurring, including the issue of common stock and common stock equivalents, by way of private placements, at a price per share less than the Conversion Price or Exercise Price. Accordingly, upon the completion of the financing on February 24, 2006, the Conversion Price was reduced from $5.00 to $4.32, and the Exercise Price was reduced from $6.00 to $5.04.

In accordance with EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the Company recognized the value of the embedded beneficial conversion feature of $3,854,490 as additional paid in capital as the debt was issued with an intrinsic value conversion feature. In addition, in accordance with EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”, the Company has allocated the proceeds of issuance between the convertible debt and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the detachable warrants of $2,039,490 as additional paid in capital. The Company will record further interest expense over the term of the Convertible Debentures of $2,039,490 resulting from the difference between the stated value and carrying value at the date of issuance. During the year ended December 31, 2005, a debenture with a principal amount of $450,000 was converted into 90,000 shares of common stock. The unamortized balance of the related embedded equity elements of $92,704 was charged to interest expense in 2005. The carrying value of the Convertible Debentures is being accreted to the face value of $8,625,000 at maturity. On June 1, 2007, the Company issued 242,245 shares of common stock in lieu of cash interest payments with a value of $261,625, and on December 1, 2007, the Company issued 332,886 shares of common stock in lieu of cash interest payments with a value of $262,979. On December 1, 2006, the Company issued 149,466 shares of common stock in lieu of cash interest payments with a value of $263,060. At March 31, 2008, accrued interest of $118,176 (December 31, 2007 - $42,534) is included in accrued liabilities. Interest expense of $150,639 (2007 - $59,372) has been accreted during the three month period ended March 31, 2008 increasing the carrying value of the Convertible Debentures to $5,810,270 (December 31, 2007 - $8,194,254). Interest expense of $Nil (2007 - $289,133) was capitalized to the Ant Hill Unit property during the three month period ended March 31, 2008.

On January 17, 2008, and February 8, 2008 the Company entered into a Note and Warrant Amendment Agreement (“Amendment”) with five of the holders of the convertible debt, whereby the terms of the 6% convertible debt due August 25, 2008 were amended. Upon their election to participate and pursuant to the Amendment, the conversion price for the notes upon 100% conversion has been amended to $0.50 (86% of the closing bid of the last 5 trading days of 2007), the term of their warrants has been amended to expire on August 25, 2009, and the exercise price of the warrants has been amended to $1.00, unless the warrants are exercised within 30 business days of the closing date of the Amendment, in which case the exercise price of the warrants shall be $0.50. On February 22, 2008, the Company issued 75,000 shares of common stock upon the exercise of 75,000 warrants at $0.50. The Company issued 4,438,798 shares of common stock, and recognized interest expense equal to the unamortized balance of the related embedded equity elements of $104,925 upon the conversion of principal of $2,198,383 and accrued interest of $21,016. Additional accrued interest for one of the note holders of $34,450 incurred to the date of conversion has been added to the principal amount. The balance of their Convertible Debentures and related accrued interest outstanding has been adjusted such that it is convertible into shares at a price of $0.65 per share. Pursuant to FAS 84 “Induced Conversions of Convertible Debt” (“FAS 84”) the Company recognized a debt conversion expense of $2,356,000 equal to the fair value of all securities and other consideration transferred in the transaction in excess of the fair value of securities issuable pursuant to the original conversion terms as a result of the Amendment. The Company also paid a commission of $67,220 for brokerage services.

Eden Energy Corp.
(An Exploration Stage Company)
March 31, 2008
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)
(Unaudited)

8.	Convertible Notes (continued)

On March 13, 2008, the Company entered into a Note and Warrant Amendment Agreement (“Second Amendment”) with one of the holders of the convertible debt, whereby the terms of the 6% convertible debt due August 25, 2008 were amended. Upon their election to participate and pursuant to the Second Amendment, the conversion price for the notes upon 100% conversion has been amended to $0.70 (approximately 80% of the closing price of the last 5 trading days ending February 29, 2008), the term of their warrants has been amended to expire on August 25, 2009, and the exercise price of the warrants has been amended to $1.10, unless the warrants are exercised within 30 business days of the closing date of the Second Amendment, in which case the exercise price of the warrants shall be $0.70. The Company issued 726,667 shares of common stock, and recognized interest expense equal to the unamortized balance of the related embedded equity elements of $24,384 upon the conversion of principal of $500,000 and accrued interest of $8,667. Pursuant to FAS 84 the Company recognized a debt conversion expense of $556,000 equal to the fair value of all securities and other consideration transferred in the transaction in excess of the fair value of securities issuable pursuant to the original conversion terms as a result of the Second Amendment. The Company has also accrued a commission of $15,260 for brokerage services.

Upon the completion of the conversions described above and in Note 11, those notes and warrants held by noteholders who chose not to participate in the amendments were repriced such that the conversion price of their notes has been reduced from $4.32 to $3.86 and the exercise price of their warrants has been reduced from $5.04 to $4.48. The number of potential shares issuable underlying the notes outstanding increases to approximately 5,293,644.

9.	Capital Stock

During the three months ended March 31, 2008, the Company issued the following:

	(a)	On January 16, 2008, the Company issued 2,435,698 shares of common stock upon the conversion of $1,217,849 of principal and interest relating to the convertible debentures referred to in Note 8.

	(b)	On February 7, 2008, the Company issued 2,003,100 shares of common stock upon the conversion of $1,001,550 of principal and interest relating to the convertible debentures referred to in Note 8.

	(c)	On February 19, 2008, the Company issued 75,000 common shares upon the exercise of 75,000 warrants at $0.50 per share for proceeds of $37,500.

	(d)	On March 13, 2008, the Company issued 726,667 shares of common stock upon the conversion of $508,667 of principal and interest relating to the convertible debentures referred to in Note 8.

During the three months ended March 31, 2007, the Company issued the following:

	(e)	On February 6, 2006, the Company issued 57,500 shares of common stock upon the exercise of 57,500 share purchase warrants at $2.00 per share for proceeds of $115,000.

	(f)	On February 17, 2006, the Company issued 50,000 shares of common stock upon the exercise of 50,000 stock options at $1.00 per share for proceeds of $50,000.

(g)

On February 24, 2006, the Company closed a private placement of 7,366,520 units at $2.25 per unit resulting in gross proceeds of $16,574,670. Each unit consisted of one common share and two share purchase warrants. Each warrant entitles the holder to purchase one additional common share at a price of $3.25 per share and $5.25 per share, respectively, until February 16, 2009. The $5.25 Warrant is only exercisable if the $3.25 Warrant has been exercised. After a registration statement qualifying the re-sale of the common shares has been filed with the SEC and declared effective, the Company has the right to advance the exercise date of the Warrants if the closing price of its shares averages at or above $4.00 or $6.25 for the corresponding Warrants for a period of twenty consecutive trading days. The Company paid a cash placement fee of up to 6% of the gross proceeds of the offering for agent services in the transaction and issued 4% of the gross proceeds raised from the offering in the form of agent’s warrants which have the same terms and conditions as the investors’ warrants.

	(h)	On March 8, 2006, the Company issued 100,000 shares of common stock upon the exercise of 100,000 stock options at $0.50 per share for proceeds of $50,000.

	(i)	On March 9, 2006, the Company issued 50,000 shares of common stock upon the exercise of 50,000 stock options at $1.00 per share for proceeds of $50,000.

Eden Energy Corp.
(An Exploration Stage Company)
March 31, 2008
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)
(Unaudited)

9.	Capital Stock (continued)

Stock Options

Effective May 1, 2005, the Company amended its stock option plan (the “Amended 2004 Stock Option Plan”) to issue up to 3,000,000 shares of common stock. The plan allows for the granting of share purchase options at a price of not less than fair value of the stock and for a term not to exceed five years. The total number of options granted to any person shall not exceed 5% of the issued and outstanding common stock of the Company. Effective December 20, 2007 the Company amended its stock option plan (the “Amended 2004 Stock Option Plan”) to issue up to 4,276,332 shares of common stock.

During the three month period ended March 31, 2008, the Company granted stock options to directors, officers, consultants, and employees to acquire up to 992,000 shares of common stock exercisable at $0.60 per share on or before January 22, 2013 pursuant to the Amended 2004 Stock Option Plan. One-third of the options vest on April 30, 2008, one-third vest on August 31, 2008 and the final one-third vest on December 31, 2008. The closing market price of the stock on the grant date was $0.62 per share. The fair value for options granted was estimated at the date of grant to be $353,913 using the Black-Scholes option-pricing model with the following weighted average assumptions: expected life of 2.61 years, risk-free rate of 2.10% and expected volatility of 96%. The weighted average fair value of these stock options granted was $0.36 per share. During the three month period ended March 31, 2008, the Company recorded stock-based compensation of $81,719 as management fees, $2,538 as consulting fees and $2,307 as general and administrative expense.

A summary of the Company’s stock option activity for the three month period ended March 31, 2008 is as follows:

			Weighted
			Average
		Weighted	Remaining	Aggregate
	Number of	Average	Contractual	Intrinsic
	Options	Exercise Price	Life	Value
Outstanding, December 31, 2007	2,524,000	$ 1.95	3.16
Granted	992,000	0.60
Outstanding, March 31, 2008	3,516,000	$ 2.18	4.87	$ 397,600
Exercisable, March 31, 2008	2,490,667	$ 1.98	2.89	$ 100,000

A summary of the status of the Company’s unvested stock options as of March 31, 2008, and changes during the three month period ended March 31, 2008, is presented below:

		Weighted-Average
		Grant-Date
Unvested options	Number of Shares	Fair Value

Unvested at January 1, 2008	66,667	$ 0.61
Granted	992,000	0.36
Vested	(33,333)	0.61

Unvested at March 31, 2008	1,025,334	$ 0.37

As at March 31, 2008, there was $294,877 of total unrecognized compensation cost related to unvested share-based compensation arrangements granted under the Amended 2004 Stock Option Plan. That cost is expected to be recognized over a weighted-average period of 0.74 years.

Share Purchase Warrants

On January 17, 2008, and February 8, 2008, the Company entered into Note and Warrant Amendment Agreements (“Amendment”) with six of the holders of the convertible debt, whereby the terms of the convertible debt described in Note 8 were amended. Upon their election to participate and pursuant to the Amendment, the term of 219,838 of the noteholders’ warrants has been amended to expire on August 25, 2009, and the exercise price of the warrants has been amended to $1.00, unless the warrants are exercised within 30 business days of the closing date of the Amendment, in which case the exercise price of the warrants shall be $0.50. On February 22, 2008, the Company issued 75,000 shares of common stock upon the exercise of 75,000 warrants at $0.50.

EdenEnergy Corp.
(An Exploration Stage Company)
March 31, 2008
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)
(Unaudited)

9.	Capital Stock (continued)

Share Purchase Warrants (continued)

On March 13, 2008, the Company entered into a Note and Warrant Amendment Agreement (“Second Amendment”) with one of the holders of the convertible debt, whereby the terms of the convertible debt described in Note 8 were amended.

Upon their election to participate and pursuant to the Second Amendment, the term of 50,000 of the noteholders’ warrants has been amended to expire on August 25, 2009, and the exercise price of the warrants has been amended to $1.10, unless the warrants are exercised within 30 business days of the closing date of the Second Amendment, in which case the exercise price of the warrants shall be $0.70. No warrants were exercised at $0.70.

Upon the completion of the conversions described above, those warrants held by noteholders who chose not to participate in the amendments were repriced such that the exercise price of their warrants has been reduced from $5.04 to $4.48.

The following table summarizes the continuity of the Company’s warrants:

		Weighted
	Number of	Average
	Shares	Exercise Price

Balance, December 31, 2007	16,436,176	$ 4.30
Issued	–	–
Exercised	(75,000)	$ 0.50

Balance, March 31, 2008	16,361,176	$ 4.22

At March 31, 2008, the following share purchase warrants were outstanding:

Number of Warrants	Exercise Price	Expiry Date

364,262	$ 4.48	August 25, 2008
490,838	$ 1.00	August 25, 2009
50,000	$1.10	August 25, 2009
7,728,038	$ 3.25	February 16, 2009
7,728,038	$ 5.25	February 16, 2009

10.	Restricted Cash

As at March 31, 2008, restricted cash consists of $114,682 (CAD$112,500) for security for corporate credit cards.

11.	Subsequent Events

On April 2, 2008, the Company entered into a Note and Warrant Amendment Agreements (“Second Amendment”) with two of the holders of the convertible debt, whereby the terms of the 6% convertible debt due August 25, 2008 were amended. Upon their election to participate and pursuant to the Second Amendment, the conversion price for the notes upon 100% conversion has been amended to $0.70, the term of their warrants has been amended to expire on August 25, 2009 and the exercise price of the warrants has been amended to $1.10, unless the warrants are exercised within 30 business days of the closing date of the Second Amendment, in which case the exercise price of the warrants shall be $0.70. The Company issued 836,786 shares of common stock, and will recognize interest expense equal to the unamortized balance of the related embedded equity elements of $14,313 upon the conversion of principal of $562,500 and accrued interest of $23,250. Pursuant to FAS 84 the Company will recognize a debt conversion expense of $663,000 equal to the fair value of all securities and other consideration transferred in the transaction in excess of the fair value of securities issuable pursuant to the original conversion terms as a result of the Second Amendment. The Company also paid a commission of $17,572 for brokerage services.

WHERE YOU CAN FIND MORE INFORMATION

          We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

          You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

          We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Eden, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

          No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Eden Energy Corp. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

          Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to our company, any of our stockholders or any other for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

          Our Bylaws provide that no officer or director shall be personally liable for any obligations of our company or for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. The Bylaws also state that we will indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a director or officer, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him or her as a director or officer. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own negligence or wilful misconduct. Our By-Laws also provide that we, our directors, officers, employees and agents will be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$3,196.73

Printing and engraving expenses	$5,000	(1)

Accounting fees and expenses	$5,000	(1)

Legal fees and expenses	$25,000	(1)

Transfer agent and registrar fees	$5,000	(1)

Fees and expenses for qualification under state securities laws	$0

Miscellaneous	$1,000	(1)

Total	$44,196.73

(1) We have estimated these amounts

Item 26 RECENT SALES OF UNREGISTERED SECURITIES

          On July 21, 2005, we issued 2,131,944 shares pursuant to the conversion of a convertible debenture with Fort Scott Energy Corp. We relied on the exemptions from registration provided by Rule 506 of Regulation D of the Securities Act of 1933.

          On September 27, 2005, we issued 1,065,972 shares pursuant to the exercise of warrants with Fort Scott Energy Corp. for gross proceeds of $532,986. We relied on the exemptions from registration provided by Rule 506 of Regulation D of the Securities Act of 1933.

          On February 16, 2006 we issued a total of 7,065,630 shares and 14,131,260 share purchase warrants to the Selling Stockholders listed herein pursuant to a private placement at $2.25 per share for gross proceeds of $15,897,667. Each warrant shall be transferable and shall entitle the holder thereof to purchase one share of our common stock until February 16, 2009 at a price per warrant share of $3.25 and $5.25 respectively. We relied on the exemptions from registration provided by Regulation S and/or Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

          On February 23, 2006 we issued a total of 300,890 shares and 601,780 share purchase warrants to the Selling Stockholders listed herein pursuant to a private placement at $2.25 per share for gross proceeds of $677,002.50. Each warrant shall be transferable and shall entitle the holder thereof to purchase one share of our common stock until February 16, 2009 at a price per warrant share of $3.25 and $5.25 respectively. We relied on the exemptions from registration provided by Regulation S and/or Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

          In addition, we issued 391,488 broker’s warrants, issued on the same terms as the investors’ warrants representing 4% of the aggregate number of shares of our common stock under the offering and a cash placement fee of 6% of the gross proceeds of the offering for brokerage services in the transaction. We relied on the exemptions from registration provided by Regulation S and/or Section 4(2) and Section 4(6) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

Item 27 EXHIBITS

Exhibit	Description
Number

(3)	(i) Articles of Incorporation; and (ii) Bylaws

3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form 10-SB, filed on September 11, 2000).

3.2	Bylaws (incorporated by reference from our Registration Statement on Form 10-SB, filed on September 11, 2000).

3.3	Certificate of Amendment filed with the Secretary of State of Nevada on June 16, 2004 (incorporated by reference from our Quarterly Report on Form 10-QSB filed on November 22, 2004).

3.4	Certificate of Amendment filed with the Secretary of State of Nevada on August 6, 2004 (incorporated by reference from our Quarterly Report on Form 10-QSB filed on November 22, 2004).

(4)	Instruments defining rights of security holders, including indentures

4.1	2004 Stock Option Plan (incorporated by reference from our Form S-8, filed on October 8, 2004).

Exhibit	Description
Number

4.2	Amended 2004 Stock Option Plan (incorporated by reference from our Current Report filed on Form 8- K filed on January 23, 2008)

(5)	Opinion on Legality

5.1*	Opinion of Macdonald Tuskey regarding the legality of the securities being registered.

(10)	Material Contracts

10.1	Form of Stock Option Agreement entered into with the following individuals (incorporated by reference from our Quarterly Report on Form 10-QSB filed on August 12, 2005):

Donald Sharpe
John Martin
Neil Maedel
Drew Bonnell

10.2	Form of Note and Warrant Purchase Agreement dated August 18, 2005 entered into with the following persons (incorporated by reference from our Current Report on Form 8-K filed on August 31, 2005):

RAB Special Situations (Master) Fund Ltd.
Cranshire Capital LP
Douglas Campbell Jr.
SDS Capital Group SPC, Ltd.
Nite Capital LP
Omicron Master Trust
Capital Ventures International
Crestview Capital Master, LLC
Double U Master Fund LP
Iroquois Master Fund Ltd.
JGB Capital LP
Enable Growth Partners LP
Enable Opportunity Partners LP

10.3	Form of Registration Rights Agreement dated August 18, 2005 entered into with the following persons (incorporated by reference from our Current Report on Form 8-K filed on August 31, 2005):

RAB Special Situations (Master) Fund Ltd.
Cranshire Capital LP
Douglas Campbell Jr.
SDS Capital Group SPC, Ltd.
Nite Capital LP
Omicron Master Trust
Capital Ventures International
Crestview Capital Master, LLC
Double U Master Fund LP
Iroquois Master Fund Ltd.
JGB Capital LP
Enable Growth Partners LP
Enable Opportunity Partners LP

Exhibit	Description
Number

10.4	Form of Convertible Promissory Note entered into with the following persons (incorporated by reference from our Current Report on Form 8-K filed on August 31, 2005):

Cranshire Capital LP
Douglas Campbell Jr.
SDS Capital Group SPC, Ltd.
Nite Capital LP
Omicron Master Trust
Capital Ventures International
Crestview Capital Master, LLC
Double U Master Fund LP
Iroquois Master Fund Ltd.
JGB Capital LP
Enable Growth Partners LP
Enable Opportunity Partners LP

10.5	Form of Series A Share Purchase Warrant entered into with the following persons (incorporated by reference form our Current Report on Form 8-K filed on August 31, 2005):

Cranshire Capital LP
Douglas Campbell Jr.
SDS Capital Group SPC, Ltd.
Nite Capital LP
Omicron Master Trust
Capital Ventures International
Crestview Capital Master, LLC
Double U Master Fund LP
Iroquois Master Fund Ltd.
JGB Capital L.P.
Enable Growth Partners LP
Enable Opportunity Partners LP

10.6	Form of Convertible Promissory Note entered into with RAB Special Situations (Master) Fund Ltd. (incorporated by reference from our Registration Statement on Form SB-2 filed on September 28, 2005).

10.7

Form of Series A Share Purchase Warrant entered into with RAB Special Situations (Master) Fund Ltd. (incorporated by reference from our Registration Statement on Form SB-2 filed on September 28, 2005).

10.8	Form of Broker Warrant entered into with the following (incorporated by reference from our Registration Statement on Form SB-2 filed on September 28, 2005):

H.C. Wainwright & Co., Inc.
John R. Clarke
Scott F. Koch
Energy Equities, Inc.
Ocean Equities Ltd.

10.9	Participation Agreement with Merganser Limited (incorporated by reference from our Current Report on Form 8-K filed on November 10, 2005).

Exhibit	Description
Number

10.10

Joint Participating Agreement with Chamberlain Exploration Development and Research Stratigraphic Corporation dba Cedar Strat Corporation (incorporated by reference from our Current Report on Form 8-K filed on February 21, 2006).**

10.11	Form of Subscription Agreement entered into with the following individuals (incorporated by reference from our Current Report on Form 8-K filed on February 24, 2006):

Keith Reid	Keats Investments Ltd.	Nite Capital LP
John Pevedoros	Absolute East West Fund	George S. Palfi
Stephen Hanson	Alpine Atlantic Asset Mgt., Ltd.	Parker Communication Corp.
Paul King	La Roche & Co. Banquiers	Carolyn Townshend
Jason McCarroll	Norene Brown	862002 Alberta Ltd.
Arbutus Gardens Apartments Corp.	Credit Suisse Securities (USA) LLC	Olivier Turrettini
Epsilon Management Ltd.	Stanley Case	Veronique Rochette
Conrad Weiss	Chartwell Investment Services S.A.	RMB International (Dublin) Ltd.
Yingchun Ye	Donna Chudnow	SDS Capital Group SPC, Ltd.
Maria Pedrosa	Clearwaters Management Ltd.	Shalimar Business
Sara Relling	Cranshire Capital, LP	Synergy Resource Fund UBS
Bantry Bay Properties Inc.	Swell Capital Limited	Zurich
Barb Turner	Crescent International Ltd.	UBS AG
C-Quest Holdings Ltd.	Double U Master Fund Ltd.	Rupert Edward Williams
Avtar Dhillon	Andrea Egger	Christian Weyer
Hao Tang	Epson Investment Services NV	Winsome Capital Inc.
Neil Maedel	Evergreen Investment Corporation	Banque Vontobel Geneve, SA
Donald Rippon	GLG European Opportunity Fund	Iroquois Master Fund Ltd.
Peter Ross	General Research GmbH	Wilma E. Bonnell
John Martin	Ralph Hogg	Pierce Diversified Strategy Master
Gregg Layton	HSBC Guyerzeller Bank AG	Fund LLC
Dolwar Invest & Trade Corp.	Kaupthing Bank Luxembourg	Enable Opportunity Partners LP
Barry Maedel	Lombard Odier Darier Hentsch	Enable Growth Partners LP
John Tognetti	Moen Holdings Inc.	Kimberly Lloyd
Clarion Finanz AG	Luce Lapointe	Paul Mitchell

10.12

Amended Management Consulting Agreement dated February 28, 2006 and made effective February 1, 2006 with Drew Bonnell (incorporated by reference from our Current Report on Form 8-K filed on March 10, 2006).

10.13

Amended Management Consulting Agreement dated February 28, 2006 and made effective February 1, 2006 with Donald Sharpe (incorporated by reference from our Current Report on Form 8-K filed on March 10, 2006).

10.14	Farmout and Option Agreement with Suncor dated March 7, 2006 (incorporated by reference from our Current Report on Form 8-K filed on March 17, 2006).**

10.15	Management Agreement with Freestone Energy LLC dated May 1, 2006 (incorporated by reference from our Current Report on Form 8-K filed on May 2, 2006).

10.16	Stock Option Agreement with Larry Kellison dated May 1, 2006 (incorporated by reference from our Current Report on Form 8-K filed on May 2, 2006).

Exhibit	Description
Number

10.17

Amended Management Consulting Agreement dated December 21, 2006 and made effective January 1, 2007 with Drew Bonnell (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2006).

10.18

Amended Management Consulting Agreement dated December 21, 2006 and made effective January 1, 2007 with D. Sharpe Management Inc. (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2006).

10.19	Form of Stock Option Agreement with Donald Sharpe, Drew Bonnell, John Martin and Larry Kellison (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2006).

10.20	Form of Stock Option Agreement with Paul Mitchell, Kim Lloyd and Olga Bespalaja (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2006).

10.21

Participation Agreement dated February 14, 2007 with Suncor Energy Inc., Grand Banks Energy Corporation and Dejour Energy (Alberta) Ltd. (incorporated by reference from our Current Report on Form 8-K filed on February 23, 2007).

10.22

Amended Management Consulting Agreement dated December 21, 2006 and made effective January 1, 2007 with Freestone Energy LLC (incorporated by reference from our Current Report on Form 8-K filed on February 23, 2007).

10.23	Form of Stock Option Agreement with Ralph Stensaker (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2006).

10.24	Agreement Starlight Oil & Gas LLC and Starlight Operating Company, Inc. effective August 31, 2007 (incorporated by reference from our Current Report on Form 8-K filed on September 11, 2007).

10.25

Amended Management Consulting Agreement dated December 21, 2007 and made effective January 1, 2008 with D. Sharpe Management Inc. (incorporated by reference from our Current Report on Form 8-K filed on December 28, 2007).

10.26

Amended Management Consulting Agreement dated December 21, 2007 and made effective January 1, 2008 with Drew Bonnell (incorporated by reference from our Current Report on Form 8-K filed on December 28, 2007).

10.27

Amended Management Consulting Agreement dated December 21, 2007 and made effective January 1, 2008 with Larry Kellison. (incorporated by reference from our Current Report on Form 8-K filed on December 28, 2007).

10.28	Form of Note and Warrant Amendment Agreement dated January 17, 2008 (incorporated by reference from our Current Report on Form 8-K filed on January 23, 2008).

10.29

Form of Stock Option Agreement with Donald Sharpe, Drew Bonnell, John Martin, Ralph Stensaker, Larry Kellison, Kim Lloyd, Olga Bespalaja and Paul Mitchell (incorporated by reference from our Current Report on Form 8-K filed on January 23, 2008).

10.30

Note and Warrant Amendment Agreement dated February 8, 2008 with RAB Special Situations (Master) Fund Limited (incorporated by reference from our Current Report on Form 8-K filed on February 14, 2008).

Exhibit	Description
Number

10.31	Form of Note and Warrant Amendment Agreement dated April 2, 2008 (incorporated by reference from our Current Report on Form 8-K filed on April 4, 2008).

(14)	Code of Ethics

14.1	Code of Business Conduct and Ethics (incorporated by reference from our Annual Report on Form 10- KSB filed on April 14, 2004).

(21)	Subsidiaries

21.1	List of Subsidiaries

(23)	Consents

23.1*	Consent of Dale Matheson Carr-Hilton LaBonte LLP

* Filed herewith.
**Certain parts of this document have not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Item 28 UNDERTAKINGS

The undersigned company hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	to include any additional or changed material information with respect to the plan of distribution.

(2)            that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)            to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(6)            In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)            Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on April 15, 2008.

EDEN ENERGY CORP.

By:	/s/ Donald Sharpe
Donald Sharpe, President and Director
(Principal Executive Officer)
Dated: June 5, 2008

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Donald Sharpe as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

By:	/s/ Donald Sharpe
Donald Sharpe
President and Director (Principal Executive Officer)
Dated: June 5, 2008

By:	/s/ Drew Bonnell
Drew Bonnell
Chief Financial Officer, Secretary, Treasurer and Director
(Principal Financial Officer and Principal Accounting Officer)
Dated: June 5, 2008

By:	/s/ John Martin
John Martin
Director
Dated: June 5, 2008

By:	/s/ Ralph Stensaker
Ralph Stensaker
Director
Dated: June 5, 2008